UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FIFTH THIRD BANCORP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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38 FOUNTAIN SQUARE PLAZA

CINCINNATI, OHIO 45263

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 5, 2015

To the Shareholders of Fifth Third Bancorp:

You are cordially invited to attend the Annual Meeting of the Shareholders of Fifth Third Bancorp to be held at the Regency Ballroom, located on the third floor of the Hyatt Regency Cincinnati, at 151 West 5th Street, Cincinnati, Ohio on Tuesday, April 14, 2015 at 11:30 a.m. Eastern daylight savings time for the purposes of considering and acting upon the following:

(1)	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2016.

(2)	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent external audit firm for the Company for the year 2015.

(3)	An advisory approval of the Company’s executive compensation.

(4)	An advisory vote to determine whether the shareholder vote on the compensation of the Company’s executives will occur every 1, 2, or 3 years.

(5)	Transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Shareholders of record at the close of business on February 23, 2015 will be entitled to vote at the Annual Meeting.

All shareholders who find it convenient to do so are invited to attend the Annual Meeting in person. In any event, please vote at your earliest convenience by signing and returning the proxy card you receive or by voting over the internet or by telephone.

If you plan to attend the Annual Meeting:

Please note that space limitations make it necessary to limit attendance only to shareholders of the Company and the holders of shareholder proxies. Admission to the Annual Meeting will be on a first-come, first-served basis and will require presentation of a valid driver’s license or other federal or state issued photo identification card. Shareholders of record should bring the admission ticket attached to their proxy card or the Notice of Internet Availability they receive in order to be admitted to the meeting. “Street name” shareholders will need to bring a notice regarding the availability of proxy materials, the top portion of a voting instruction form or a recent proxy or letter from the bank, broker or other intermediary that holds the beneficial holders’ shares and which confirms the beneficial holders’ ownership of those shares. Registration and seating will begin at approximately 11:00 a.m. Eastern daylight savings time. Communication and recording devices will not be permitted at the Annual Meeting. A copy of the regulations for conduct at the Annual Meeting is attached as Annex A to the proxy statement.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-877-478-5041.

By Order of the Board of Directors

Mary E. Tuuk

Board Secretary

38 Fountain Square Plaza

Cincinnati, Ohio 45263

2015 Proxy Statement

This proxy statement, notice of the 2015 Annual Meeting, notice of internet availability, form of proxy, and the Annual Report of the Company for the year 2014 are first being sent or made available to shareholders on or about March 5, 2015.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is this document?

This document is called a proxy statement. This proxy statement includes information regarding the matters to be acted upon at the 2015 Fifth Third Bancorp Annual Meeting of Shareholders (the “Annual Meeting”) and certain other information required by the Securities and Exchange Commission (the “SEC”) and the rules of the Nasdaq Global Select Market (“Nasdaq”).

When is the Annual Meeting and where will it be held?

The Annual Meeting will be held on Tuesday, April 14, 2015, at the Regency Ballroom, located on the third floor of the Hyatt Regency Cincinnati, at 151 West 5th Street, Cincinnati, Ohio at 11:30 A.M. Eastern Daylight Savings Time.

Why am I being provided this proxy statement?

Fifth Third Bancorp (the “Company” or “Fifth Third”) is required by the SEC to give you, or provide you access to, this proxy statement because it is soliciting your proxy to vote your shares of Fifth Third stock at the Annual Meeting. The enclosed proxy statement summarizes information you need in order to vote at the Annual Meeting.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Three Fifth Third directors, James P. Hackett, Kevin T. Kabat and Marsha C. Williams, have been designated as the proxies to cast the votes of Fifth Third’s shareholders at the Annual Meeting.

What actions are shareholders approving at the Annual Meeting?

Election of Directors. Twelve director nominees have been recommended for election to the Board of Directors by the Nominating and Corporate Governance Committee of the Board. The nominees for election are: Nicholas K. Akins, B. Evan Bayh, Katherine B. Blackburn, Ulysses L. Bridgeman, Jr., Emerson L. Brumback, James P. Hackett, Gary R. Heminger, Jewell D. Hoover, Kevin T. Kabat, Michael B. McCallister, Hendrik G. Meijer, and Marsha C. Williams. Information about these nominees may be found in the proxy statement section titled “Election of Directors.”

Company Proposal 1: Ratification of Auditors. This is a proposal to ratify the reappointment of Deloitte & Touche LLP as the Company’s independent external audit firm for 2015. This approval is not required by law to appoint an independent external audit firm, but this appointment is submitted by the Audit Committee in order to give shareholders a voice in the designation of the independent external audit firm. If this resolution is rejected by the shareholders, then the Audit Committee will reconsider its choice of independent external audit firm. Even if this resolution is approved, the Audit Committee, at its discretion, may direct the appointment of a different independent external audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Company Proposal 2: Advisory Approval of Executive Compensation. Proposal 2 is an annual advisory vote to approve the compensation of Fifth Third’s named executive officers, or NEOs. The Board will strongly consider the outcome of this advisory vote in determining the compensation of such executives. In 2014, over 94% of Fifth Third’s shareholders who voted approved the Company’s executive compensation program.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Company Proposal 3: Advisory Vote to Determine Frequency of Executive Compensation Votes. Proposal 3 is an advisory vote to determine how often shareholders will be given the opportunity to approve the compensation of the Company’s NEOs: either every one, every two, or every three years. The Board will strongly consider the outcome of these votes in determining how often the shareholders are provided a say on pay vote. At the 2014 Annual Meeting, Fifth Third’s shareholders supported the Board’s recommendation that shareholders be provided the option to cast an advisory vote every one year on the compensation of the Company’s NEOs. Accordingly, the Board decided to hold a “say on pay” vote annually.

What vote is required to approve the proposals considered at the Annual Meeting?

Election of Directors

As long as cumulative voting is not in effect, in an uncontested election of directors those nominees for director receiving a greater number of votes “for” his or her election than votes “against” his or her election will be elected as directors. In the event of a contested election or if cumulative voting is in effect, the twelve nominees receiving the greatest number of votes “for” his or her election shall be elected. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

All Other Proposals

All other proposals at the Annual Meeting require the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s common stock present or represented at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote cast against a proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

It is important to vote your shares at the Annual Meeting.

Who may vote and what constitutes a quorum at the meeting?

Holders of Fifth Third common stock on February 23, 2015 are entitled to vote at the Annual Meeting.

In order to conduct the Annual Meeting, a majority of shares of Fifth Third common stock entitled to vote at the Annual Meeting on every matter that is to be voted on must be present in person or by proxy. This is called a quorum. Shareholders who deliver valid proxies or vote in person at the meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. Broker “non-votes” (which are explained below) are counted as present and entitled to vote for purposes of determining a quorum only for routine matters.

How many votes do I have?

Each share of Fifth Third common stock outstanding on February 23, 2015 is entitled to one vote on all proposals at the meeting. As of the close of business on February 23, 2015, there were approximately 815,207,402 shares of Fifth Third Common Stock outstanding and entitled to vote.

If notice in writing is given by any shareholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors that a shareholder desires that the voting at such election shall be cumulative, and if

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses in voting for Directors. This will not affect the voting procedures for the other proposals considered at the Annual Meeting.

How do I vote?

Record Shareholders

A shareholder who owns their shares in their own name may vote in person at the Annual Meeting by filling out a ballot or may authorize a proxy to vote on his or her behalf. There are three ways to authorize a proxy:

1. Internet: You may access the proxy materials on the Internet at www.cesvote.com and follow the instructions on the proxy card or on the Notice of Internet Availability.

2. Telephone: You may call toll-free 1-888-693-8683, and follow the instructions on the proxy card or on the Notice of Internet Availability.

3. Mail: If you received your proxy materials by mail, you may vote by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided.

Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible. The Internet and telephone voting procedures are designed to authenticate a shareholder’s identity and to allow a shareholder to vote his or her shares and confirm that his or her instructions have been properly recorded. You may use the Internet or telephone to submit your proxy until 11:00 a.m., Eastern daylight savings time, on the morning of the Annual Meeting, April 14, 2015.

Street Name Shareholders

Shareholders who hold shares in “street name,” that is, through a broker, bank or other nominee, should instruct their nominee to vote their shares by following the instructions provided by the nominee. Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded. See “Can my broker vote for me?” below.

What if I sign and date my proxy but do not provide voting instructions?

A proxy that is signed and dated, but which does not contain voting instructions will be voted as follows:

•	“FOR” the election of each of the twelve directors nominated by the Fifth Third Nominating and Corporate Governance Committee;

•	“FOR” the ratification of Deloitte & Touche LLP as Fifth Third’s independent external audit firm (Company Proposal 1);

•	“FOR” the advisory vote on executive compensation (Company Proposal 2); and

•	For holding an advisory vote for approval of the compensation of the Company’s executives every “1 Year” (Company Proposal 3).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Can my broker vote for me?

If you are a beneficial owner of shares held in street name through a broker, bank or other nominee and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

All proposals at the Annual Meeting except Company Proposal 1 (Ratification of Auditors) are considered non-routine matters under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Company Proposals 2 and 3. It is important to instruct your broker, bank or other nominee to vote your shares.

The ratification of Deloitte & Touche LLP as the Company’s independent external audit firm for 2015 (Company Proposal 1) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Company Proposal 1.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by filing with the Company an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone), or by attending the meeting and electing to vote in person. Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy.

How are proxy materials delivered?

Fifth Third controls its costs by following SEC rules that allow for the delivery of proxy materials to the Company’s shareholders primarily through the Internet. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to shareholders. Shareholders who own shares directly in Fifth Third and not through a bank, broker or intermediary (“record holders”) will have a Notice of Internet Availability of Proxy Materials delivered directly to their mailing address. Shareholders whose shares are held for them by banks, brokerages or other intermediaries (“beneficial holders”) will have a Notice of Internet Availability of Proxy Materials forwarded to them by the intermediary that holds the shares. Shareholders who have requested paper copies of all proxy materials and certain institutional and other shareholders will also receive paper copies of the other proxy materials including this proxy statement, the 2014 Annual Report of Fifth Third Bancorp and a proxy card or voting instruction sheet.

If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions on the notice. The Notice of Internet Availability of Proxy Materials also contains instructions for accessing and reviewing the proxy materials over the Internet and provides directions for submitting your vote over the Internet.

What if I share an address and a last name with other Fifth Third shareholders?

To reduce the expenses of delivering duplicate proxy materials to shareholders, the Company is relying upon SEC “householding” rules that permit it to deliver only one set of applicable proxy materials to multiple shareholders who share an address and have the same last name, unless the Company receives contrary

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

instructions from any shareholder at that address. Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all shareholders having that address. The notice or proxy card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice or Proxy Statement in a separate envelope, please call us toll-free at 1-877-478-5041 in the U.S., or inform us in writing at: Fifth Third Bancorp, c/o D.F. King & Co., Inc., 48 Wall Street – 22nd Floor, New York, NY 10005, or by email at FITB@dfking.com. We will respond promptly to such requests.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

How do I request a paper or e-mail copy of the proxy materials?

Record Shareholders

You may request a paper or e-mail copy of the proxy materials by following the instructions below. You will be asked to provide your 11-digit control number located on your proxy card or Notice of Internet Availability.

1. Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided, or

2. Access the website www.SendMaterial.com and follow the instructions provided, or

3. Send an e-mail to papercopy@SendMaterial.com with your control number in the Subject line. Unless you instruct otherwise, we will reply to your e-mail with links to the proxy materials in PDF format for this meeting only.

Please make your request for a copy on or before March 31, 2015 to facilitate timely delivery.

Street Name Shareholders

Shareholders who hold shares in “street name,” that is, through a broker, bank or other nominee, should request copies of the proxy materials by following the instructions provided by the nominee.

Can I attend the Annual Meeting?

You can attend the Annual Meeting if you are a:

1.	Record holder of Fifth Third common stock.

2.	Beneficial holder of Fifth Third common stock.

3.	Authorized representative of persons or entities who are beneficial holders of Fifth Third common stock.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

In addition to a valid photo ID or other satisfactory proof of identification, you should bring the following items to be admitted to the Annual Meeting:

a) Record holders must present the admission ticket attached to their proxy card or Notice of Internet Availability.

b) Beneficial holders must present evidence of their ownership. Materials that appropriately evidence ownership include: a notice regarding the availability of proxy materials, the top portion of a voting instruction form or a recent proxy or letter from the bank, broker or other intermediary that holds the beneficial holders’ shares and which confirms the beneficial holders’ ownership of those shares.

c) In addition to any evidence required under (B) above for beneficial holders, authorized representatives of beneficial holders must present a letter from the record holder certifying as to the beneficial ownership of the entity they represent and a letter from the beneficial holder certifying as to their status as an authorized representative.

No recording devices, photographic equipment or bullhorns will be permitted into the Annual Meeting. No written materials may be distributed by any person at or in physical proximity to the Annual Meeting. The Chairman of the Annual Meeting shall have the power to silence or have removed any person in order to ensure the orderly conduct of the Annual Meeting. Fifth Third representatives will be at the entrance to the Annual Meeting and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policy and procedures are being followed and whether you will be granted admission to the Annual Meeting.

How do I propose actions for the 2016 Annual Meeting of Shareholders?

Shareholder Proposals to be included in the Company’s Proxy Statement

In order for a shareholder proposal for the 2016 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s proxy statement, it must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), and must be received by the Company on or before November 6, 2015 at the following address or facsimile number:

Fifth Third Bancorp

38 Fountain Square Plaza

MD10AT76

Cincinnati, Ohio 45263

Attn: Board Secretary

Facsimile: (513) 534-6757

Shareholder Proposals not included in the Company’s Proxy Statement

Any shareholder who intends to propose any matter to be acted upon at the 2016 Annual Meeting of Shareholders without such proposal being included in the Company’s proxy statement as a shareholder proposal must send a notice to the Board Secretary using the address and facsimile number listed above no earlier than January 15, 2016 and no later than February 15, 2016. If the notice is not provided by January 20, 2016, the persons named as proxies for the 2016 Annual Meeting will be allowed to exercise discretionary authority to vote upon such additional proposal without describing in the proxy statement for the 2016 Annual Meeting how they intend to vote on it.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The notice to the Board Secretary must meet the requirements set forth in the Company’s Code of Regulations which are summarized below.

The notice must include:

•

the name and address of the record shareholder as they appear on the Company’s books and the name and address of any beneficial owner of the shares on whose behalf the record shareholder is acting, and, if different, the current name and address of the shareholder and any beneficial owner;

•

the class and number of shares of the Company held of record by the shareholder or beneficially owned as of the date of the notice, and a representation that the shareholder will notify the Company in writing within five (5) business days after the record date for such meeting of the class and number of shares of the Company held of record or beneficially owned on such record date;

•

any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the matter proposed;

•	such shareholder’s and any beneficial owner’s written consent to the public disclosure of information provided to the Company in the notice;

•	a representation that the shareholder intends to appear at the meeting to bring such nomination or other business before the meeting; and

•	such other information as may reasonably be required by the Board of Directors and described in this proxy statement.

The notice must also include:

a)	any agreements, arrangements or understandings entered into by the shareholder or beneficial owner and their affiliates with respect to equity securities of the Company, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the Company, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings;

b)	to the extent not covered in clause (a) above, any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner); and

c)	a representation that the shareholder will notify the Company in writing within five (5) business days after the record date for such meeting of the information set forth in clauses (a) and (b) above as of the record date.

If the notice relates to the nomination of directors, it must include for each nominee:

•

all information relating to such nominee that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any material relationships, between or among the nominating shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting with them, and each proposed nominee, and his or her

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

respective affiliates and associates, or others acting with them, including all information that would be required to be disclosed under Item 404 of Regulation S-K if the nominating shareholder and any beneficial owner, or any affiliate or associate or any person acting with them, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of the registrant; and

•

information necessary to make a determination of the eligibility of the nominee to serve as an independent director of the Company as defined by Rule 5605(a)(2) of the National Association of Securities Dealers listing standards and to meet the requirements of membership for each of the Committees of the Company’s Board of Directors (which are contained in the charters of the Committees and are accessible on the Company’s website at www.53.com) and such information that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee.

If the notice relates to any business other than nomination of directors, it must contain:

•

a description in reasonable detail of the business to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the proposing shareholder and any beneficial owner in such business;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend the Company’s Code of Regulations or Articles of Incorporation, the language of the proposed amendment); and

•

a description of all agreements, arrangements and understandings between the proposing shareholder, any beneficial owner, and any other person or persons (including their names) acting in connection with them in bringing the proposal of such business.

Who can I call for help in voting my shares?

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-877-478-5041.

Who can I contact with questions about my investment in Fifth Third?

Shareholders who wish to speak to a Fifth Third representative regarding their investment in Fifth Third may communicate directly with Fifth Third’s Investor Relations Department by calling 866-670-0468. In addition, shareholders may communicate in writing directly with the Investor Relations Department by sending a letter to 38 Fountain Square Plaza, MD 1090QC, Cincinnati, OH 45263 or by emailing ir@53.com. You can also view information and request documents from the Investor Relations page of Fifth Third’s website at www.53.com.

INFORMATION ABOUT THE 2015 ANNUAL MEETING

The Board of Directors of Fifth Third Bancorp (the “Company”) is soliciting proxies for the Annual Meeting of Shareholders to be held at the Regency Ballroom, located on the third floor of the Hyatt Regency Cincinnati, at 151 West 5th Street, Cincinnati, Ohio on Tuesday, April 14, 2015 at 11:30 a.m. Eastern daylight savings time (the “Annual Meeting”). Each of the approximately 815,207,402 shares of common stock outstanding on February 23, 2015 is entitled to one vote on all matters acted upon at the Annual Meeting. Only share holders of record on the books of the Company at the close of business on February 23, 2015 will be entitled to vote at the Annual Meeting, either in person or by proxy. The shares represented by all properly executed proxies that are sent to the Company will be voted as designated and each not designated will be voted and counted as described in this proxy statement. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted.

The laws of Ohio under which the Company is incorporated provide that if notice in writing is given by any shareholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors that such shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses in voting for directors. This will not affect the voting procedures for the other proposals considered at the Annual Meeting.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by the directors, officers, and other regular employees of the Company, who will receive no compensation therefore in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy material to the beneficial owners of the stock, and the Company will reimburse them for their expenses.

The Company has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist the Company in soliciting proxies. The Company anticipates that the costs of D.F. King’s services will be approximately $12,000.

The Annual Report of the Company for the year 2014, including financial statements, has been delivered or made available to all shareholders. Such report and financial statements are not a part of this proxy statement. This proxy statement, form of proxy, notice of Annual Meeting, notice of internet availability and the Annual Report are first being sent or made available to shareholders on or about March 5, 2015.

CERTAIN BENEFICIAL OWNERS

Under Section 13(d) of the Exchange Act, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to the Company to be deemed to be beneficial owners of 5% or more of the common stock of the Company as of December 31, 2014:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock, Inc.	68,309,895	8.3%
	55 East 52nd Street
	New York, NY 10022

Common Stock	The Vanguard Group	44,105,665	5.35%
	100 Vanguard Blvd.
	Malvern, PA 19355

Common Stock	Boston Partners	42,106,521	5.11%
	One Beacon Street - 30th Floor
	Boston, MA 02108

Common Stock	State Street Corporation	41,582,674	5.0%
	State Street Financial Center
	One Lincoln Street
	Boston, MA 02111

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Annual Statement of Changes In Beneficial Ownership of Securities on Form 5 were required for those persons, the Company believes that, for the period January 1, 2014 through December 31, 2014, its executive officers and directors complied with all filing requirements applicable to them.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

In accordance with the Company’s Code of Regulations, directors are elected annually to a one (1) year term expiring at the next Annual Meeting of Shareholders. The terms of the directors listed below expire at the Annual Meeting on April 14, 2015 and these individuals constitute the nominees to be elected to serve until the Annual Meeting of Shareholders in 2016. In accordance with the retirement guidelines set forth in the Company’s Corporate Governance Guidelines, Dr. Mitchel D. Livingston will retire at the Annual Meeting. Dr. Livingston has generously given valuable service to the Company as a director for many years. The Board of Directors has voted to decrease the size of the Board such that no vacancies will result from Dr. Livingston’s retirement. Any vacancies that occur after the directors are elected may be filled by the Board of Directors in accordance with law and the Company’s Code of Regulations for the remainder of the full term of the vacant directorship.

Director candidates are nominated by the Company’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s Charter directs the Committee to investigate and assess the background and skills of potential candidates and to maintain an active file of suitable candidates for directors. The Nominating and Corporate Governance Committee utilizes its pool of existing subsidiary and affiliate directors as well as the significant network of business contacts of its existing directors and executive management as the primary pipeline from which its director candidates are identified. The Company has also retained Diversified Search and Heidrick & Struggles International, Inc. to aid it in identifying potential director candidates. Upon identifying a candidate for serious consideration, the Company’s Chief Executive Officer and one or more members of the Nominating and Corporate Governance Committee initially interviews such candidate. If the candidate merits further consideration, the candidate subsequently interviews with all other Nominating and Corporate Governance Committee members (individually or as a group), and ultimately meets the remaining directors. The Nominating and Corporate Governance Committee elicits feedback from all persons who meet the candidate and then determines whether or not to nominate the candidate.

The Company’s Corporate Governance Guidelines set forth the following criteria for directors: independence (in order to compose a Board of Directors that has a majority of its members who are independent); highest personal and professional ethics and integrity; willingness to devote sufficient time to fulfilling duties as a director; impact on the diversity of the Board’s overall experience in business, government, education, technology and other areas relevant to the Company’s business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity and other factors relevant to the Company’s business; and number of other public company boards on which the candidate may serve (generally, should not be more than three public company boards in addition to the Company). The Company’s Corporate Governance Guidelines provide that shareholders may propose nominees to the Nominating and Corporate Governance Committee by submitting the names and qualifications of such persons to the Nominating and Corporate Governance Committee no later than December 31 of each year. Submissions are to be addressed to the Nominating and Corporate Governance Committee at the Company’s executive offices, which submissions will then be forwarded to the Committee. The Nominating and Corporate Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The Nominating and Corporate Governance Committee is not obligated to nominate any such individual for election. No such shareholder nominations have been received by the Company for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by the Company. Shareholders may also nominate candidates directly for election by following the procedures in the Company’s Code of Regulations. These are summarized in the “2016 Shareholder Proposals” section of this proxy statement.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated for election as directors the following twelve (12) persons: Nicholas K. Akins, B. Evan Bayh III, Katherine B. Blackburn, Ulysses L. Bridgeman, Jr., Emerson L. Brumback, James P. Hackett, Gary R. Heminger, Jewell D. Hoover, Kevin T. Kabat, Michael B. McCallister, Hendrik G. Meijer, and Marsha C. Williams.

ELECTION OF DIRECTORS

The following tables set forth information with respect to each director nominee for election at the Annual Meeting including their business experience, share holdings and qualifications as a director of the Company. The Board of Directors has determined that all directors have met the independence standards of Rule 5605(a)(2) of the National Association of Securities Dealers listing standards with the exception of Mr. Kabat.

		Shares of Company Common Stock Beneficially Owned on December 31, 2014(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class
NOMINEES FOR ELECTION AS DIRECTORS:

NICHOLAS K. AKINS, 54, is the Chairman, President & Chief Executive Officer of American Electric Power.	2013	4,623	.0006%

Mr. Akins possesses valuable business expertise obtained in his role as the Chief Executive Officer of a large, multi-state electric utility where he gained experience from a focus on local operating utilities, community involvement, government relations and regulations at the state, local and federal levels. Mr. Akins has experience in all facets of operational, financial and compliance related activities in a heavily regulated business and industry.

B. EVAN BAYH III, 59, is a Partner for the law firm McGuireWoods LLP and a senior advisor to the private equity firm, Apollo Global Management. Mr. Bayh also serves on the Board of Directors of Marathon Petroleum Corporation, Berry Plastics Group, Inc. and RLJ Lodging Trust.	2011	19,981	.0024%

For two decades, first as Governor of Indiana and then in the United States Senate, Mr. Bayh dealt with a variety of financial, economic and policy issues that impact a wide variety of businesses. He had supervisory authority over thousands of employees and oversaw a budget in excess of $10 billion. As a member of the Senate Banking Committee and Chairman of the International Trade and Finance Subcommittee, Mr. Bayh gained perspective on issues of particular relevance to Fifth Third Bancorp.

KATHERINE B. BLACKBURN, 49, is the Executive Vice President of the Cincinnati Bengals, Inc.	2014	19,500	.0024%

Ms. Blackburn possesses valuable and unique business experience in running operations for the Cincinnati Bengals professional football franchise. Her experiences have given her skills and expertise that qualify her for Board service including her roles in player contract negotiations, oversight of the team’s management of the NFL salary cap, her service as chair of the NFL’s diversity committee and Super Bowl committee and her position as one of six trustees of the Player Retirement Benefit Board (three of whom are retired players and three of whom are NFL Club representatives), as well as her education and prior experiences as an attorney. Additionally, Ms. Blackburn brings to the Board knowledge and familiarity of the Company and its headquarters city of Cincinnati.

ELECTION OF DIRECTORS

		Shares of Company Common Stock Beneficially Owned on December 31, 2014(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

ULYSSES L. BRIDGEMAN, JR., 61, is the owner and president of B.F. Companies, which operates a number of Wendy’s Old Fashioned Hamburger restaurants and Chili’s restaurants. Director of Churchill Downs, Incorporated.	2007	42,113	.0051%

Mr. Bridgeman brings entrepreneurial business knowledge and experience to the Board through his ownership and operation of a restaurant franchise with 300 locations in 11 states. He also has intimate knowledge of the Company through his experience as a director of one of the Company’s banking affiliates in Louisville, Kentucky.

EMERSON L. BRUMBACK, 63, Retired President & COO of M&T Bank. Former director of M&T Bank Corporation.	2009	38,624	.0047%

Mr. Brumback possesses a vast amount of knowledge regarding banking though his 30+ years of experience in the financial services industry with several banking organizations including the Buffalo branch of the Federal Reserve Bank of New York. He has gained valuable insight through his experience in executive positions overseeing many aspects of the banking field including retail banking, commercial banking, banking operations and systems. He also brings his experience as a board member with another financial services company.

JAMES P. HACKETT, 59, Vice Chair and Director of Steelcase Inc., a manufacturer of office systems. Previously, Mr. Hackett also served as the Chief Executive Officer of Steelcase Inc. until March 1, 2014 and its President until April 2013. Mr. Hackett was named interim Athletic Director of the University of Michigan on October 31, 2014. Trustee of The Northwestern Mutual Life Insurance Company. Director of Ford Motor Company.	2001	65,047	.0079%

Mr. Hackett’s knowledge and experience in leading a large global organization are valuable attributes for his service as a director. He also possesses skills in building a lean manufacturing environment and has directed the innovation of legacy businesses and practices. Mr. Hackett also brings his knowledge and experience of the financial services industry gained from his position as a director of a large insurance company and a predecessor banking organization.

ELECTION OF DIRECTORS

		Shares of Company Common Stock Beneficially Owned on December 31, 2014(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

GARY R. HEMINGER, 61, President, Chief Executive Officer and Director of Marathon Petroleum Corporation and the Chairman and Chief Executive Officer of MPLX LP.	2006	44,555	.0054%

Mr. Heminger possesses valuable business knowledge gained from his responsibilities in overseeing all operations, performance, reporting and financial metrics for Marathon’s refining, marketing, transportation and Speedway business and has financial experience through his oversight of all financial data, working capital, and merger and acquisition activity.

JEWELL D. HOOVER, 66, Principal and bank consultant with Hoover and Associates, LLC and author of the “Ultimate Guide for Bank Directors.” Ms. Hoover is a former director of First Charter Corporation.	2009	36,538	.0044%

Ms. Hoover’s qualifications for service as a director of the Company include 28 years of service with the Office of the Comptroller of the Currency- including service as the Deputy Comptroller of the agency’s Western District. She also has gained valuable banking experience and knowledge as a bank consultant for corporate governance, director training and problem bank resolution matters. Additionally, she has first-hand knowledge of the Company through her service as a director of its North Carolina affiliate and a predecessor banking organization.

KEVIN T. KABAT, 58, Vice Chairman of the Bancorp since September 2012 and Chief Executive Officer of the Bancorp since April 2007. Previously, Mr. Kabat was President of the Bancorp from June 2006 through September 2012 and was Executive Vice President of the Bancorp from December 2003 through June 2006. Prior to that he was President and Chief Executive Officer of Fifth Third Bank (Michigan) since April 2001. Director of Unum Group.	2007	3,092,744	.3743%

Mr. Kabat brings valuable insight and knowledge to the Board due to his service as its Chief Executive Officer. Mr. Kabat also has gained valuable banking knowledge from his years of service in the financial services industry, including his leadership of a predecessor banking organization and his service on the board of a large insurance company.

ELECTION OF DIRECTORS

		Shares of Company Common Stock Beneficially Owned on December 31, 2014(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

MICHAEL B. MCCALLISTER, 62, is the retired Chairman of the Board of Directors of Humana Inc. Previously, Mr. McCallister was the Chief Executive Officer of Humana Inc. from February 2000 until his retirement as Chief Executive Officer in December 2012. He was elected as a Humana board member in February 2000 and became Chairman of the Board in August 2010. Mr. McCallister joined Humana in June 1974. Director of AT&T Inc. and director of Zoetis Inc.	2011	20,766	.0025%

As a 39-year veteran of Humana Inc., Mr. McCallister brings an unparalleled depth of experience in the health care sector combined with an intimate knowledge of Humana’s operational, financial and strategic development. Beyond Humana, Mr. McCallister plays a leadership role in key business advocacy organizations. He served on the board of the Business Roundtable and is the past chairman of the organization’s Health and Retirement Task Force.

HENDRIK G. MEIJER, 63, Co-Chairman, Director and Chief Executive Officer of Meijer, Inc. and its affiliates, a food and general merchandise retailer with approximately 215 supercenters located in Michigan, Ohio, Indiana, Illinois, Kentucky and Wisconsin.	2001	80,834	.0098%

Mr. Meijer has extensive business knowledge and experience gained through his position as the Chief Executive Officer of a company with more than 65,000 employees and approximately 215 retail locations that competes successfully with the largest retailers in the United States. Mr. Meijer also has valuable banking knowledge through his service as a director of a predecessor banking organization.

MARSHA C. WILLIAMS, 63, retired Senior Vice President and Chief Financial Officer of Orbitz Worldwide, Inc. from July 2007 through December 31, 2010. From 2002 to 2007, Ms. Williams served as Executive Vice President and Chief Financial Officer of Equity Office Properties Trust, the nation’s largest owner and operator of office buildings. Supervisory Director of Chicago Bridge & Iron Company N.V. and Lead Independent Director of Modine Manufacturing Company and the Davis Funds.	2008	36,445	.0044%

Ms. Williams’ qualifications for director include her extensive experience in financial matters including 42 years in finance and her service as the Chief Financial Officer of Orbitz and Equity Office Properties Trust as well as her service on the board of directors of other publicly traded corporations and mutual funds. Ms. Williams also possesses knowledge and experience in the financial services industry through her 15 years of service with other banking organizations.

ELECTION OF DIRECTORS

		Shares of Company Common Stock Beneficially Owned on December 31, 2014(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class
Non-continuing Director:

DR. MITCHEL D. LIVINGSTON, 70, retired Vice President for Student Affairs and Chief Diversity Officer, University of Cincinnati from July 2007 through December 2012 and is currently serving as an Adjunct Professor in Educational Studies at the University of Cincinnati. Formerly, Dr. Livingston was Vice President for Student Affairs, University of Cincinnati.	1997	32,037	.0039%

All directors and executive officers as a Group (26 persons)		7,930,052	.9563%

(1)	As reported to Fifth Third Bancorp by the Directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed. As of December 31, 2014, none of the Company’s current executive officers or directors owned any Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock or any Depositary Shares representing interests in Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock.

(2)	The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock appreciation rights. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of stock appreciation rights: Mr. Bridgeman, 1,000; Mr. Hackett, 5,000; Mr. Heminger, 500; Ms. Hoover, 500; Mr. Kabat, 2,215,665; Dr. Livingston, 5,000 and Mr. Meijer, 5,000. The aggregate number of shares issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock appreciation rights held by the executive officers who are not also directors or nominees is 2,929,567.

As previously announced, Fifth Third Bancorp and Daniel T. Poston, its Executive Vice President and Chief Strategy and Administrative Officer and former Chief Financial Officer, entered into a settlement with the SEC to resolve the Commission’s previously reported investigation of the Company’s historical accounting and reporting with respect to certain commercial loans that were sold or reclassified as held-for-sale by the Company in the fourth quarter of 2008. Without admitting or denying any findings, the Company and Mr. Poston consented to the SEC’s issuance of an administrative order announced on December 4, 2013 finding violations of certain provisions of the securities laws, including Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 (the “Securities Act”) and Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act. The administrative order includes a cease and desist order and a separate civil money penalty of $100,000, and also contains a provision that prevents Mr. Poston from appearing or practicing before the SEC as an accountant and allows him to apply for reinstatement one year from the date of the order.

ELECTION OF DIRECTORS

VOTE REQUIRED

Under Ohio law and the Company’s Articles of Incorporation and Code of Regulations, as long as cumulative voting is not in effect, in an uncontested election of directors (i.e., an election where the number of candidates nominated for election to the Board of Directors equals the number of directors to be elected), those persons receiving a greater number of votes “for” his or her election than votes “against” his or her election will be elected as directors. In the event of a contested election or if cumulative voting is in effect, the twelve nominees receiving the greatest number of votes “for” his or her election shall be elected. The Company has also adopted provisions of its Corporate Governance Guidelines stating that, as long as cumulative voting is not in effect, in an uncontested election of directors, any nominee for director who receives a greater number of votes “against” his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by the Committee members including, without limitation, the director’s length of service, the director’s particular qualifications and contributions to Fifth Third, the reasons underlying the majority against vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by that committee and such additional information and factors the Board believes to be relevant.

If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Nominating and Corporate Governance Committee of the Board of Directors recommends. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the twelve (12) nominees specified above unless otherwise instructed by the shareholder. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election in accordance with Ohio law and the Company’s Articles of Incorporation and Code of Regulations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE

CANDIDATES FOR DIRECTOR NAMED ABOVE.

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

The Board of Directors of the Company met nine (9) times during 2014. The Company’s Board of Directors also regularly holds executive sessions of those members of the Board of Directors who meet the then current standards of independence. The chairman at these executive sessions is the Chairman of the Company’s Board of Directors.

No member of the Board of Directors of the Company attended less than 75% of the aggregate meetings of the Board of Directors and all committees on which such director served during 2014.

Neither the Board nor the Nominating and Corporate Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2014, all directors attended the Annual Meeting.

During 2014, there were six (6) committees of the Board of Directors: Audit, Human Capital and Compensation, Finance, Nominating and Corporate Governance, Risk and Compliance, and Trust. The Trust Committee was eliminated in March of 2014.

The Audit Committee of the Company was established in accordance with Section 3(a)(58)(A) of the Exchange Act and serves in a dual capacity as the Audit Committee of the Company and Fifth Third Bank. Twelve (12) meetings of this Committee were held during 2014. This Committee’s functions include the engagement of the independent external audit firm, reviewing with that firm the plans and results of the audit engagement of the Company, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent external audit firm, reviewing the Company’s financial results and periodic SEC filings, reviewing the design and effectiveness of the Company’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent external audit firm. Another function of the Audit Committee is to carry out the statutory requirements of a bank audit committee as prescribed under applicable law. The Board of Directors has adopted a written charter for the Audit Committee, which may be found in the Corporate Governance section of the Company’s website at www.53.com. The Audit Committee members for 2014 were Emerson L. Brumback, Nicholas K. Akins, Jewell D. Hoover and Michael B. McCallister. Marsha C. Williams and former director Darryl F. Allen also served on the Audit Committee from January through April of 2014. All members of the Audit Committee met the independence standards of Rule 5605(a)(2) and the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Nicholas K. Akins, Emerson L. Brumback and Michael B. McCallister are audit committee financial experts for the Company and are independent as described in the preceding sentence. The formal report of the Audit Committee with respect to the year 2014 is on page 64 herein.

The Finance Committee of the Company served in a dual capacity as the Finance Committee of the Company and Fifth Third Bank. This Committee exercises, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors of the Company and Fifth Third Bank in the management of the business, properties and affairs of the Company and Fifth Third Bank that may be permissibly exercised by a committee thereof. The Finance Committee met six (6) times in 2014 and consisted of Emerson L. Brumback, James P. Hackett, Gary R. Heminger, Marsha C. Williams and Kevin Kabat. Former director William M. Isaac also served on the Finance Committee from January through April of 2014. The Board of Directors has adopted a Finance Committee charter which may be found in the Corporate Governance section of the Company’s website at www.53.com.

The Company has a Human Capital and Compensation Committee comprised entirely of independent directors. Executive compensation and equity plan allocations are determined by this Committee of the Board of Directors. The Board of Directors has adopted a Human Capital and Compensation Committee charter which may be found in the Corporate Governance section of the Company’s website at www.53.com. In 2014, the

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

Human Capital and Compensation Committee consisted of Nicholas K. Akins, Gary R. Heminger, Mitchel D. Livingston, Ph.D., Hendrik G. Meijer and Marsha C. Williams. Emerson L. Brumback also served on the Human Capital and Compensation Committee from January through April of 2014. The Human Capital and Compensation Committee met nine (9) times during 2014. The formal report of the Human Capital and Compensation Committee with respect to 2014 compensation is on page 62 herein.

The Company has a Nominating and Corporate Governance Committee comprised entirely of independent directors. This Committee develops and recommends to the Board corporate governance policies and guidelines for the Company and for the identification and nomination of director and committee member candidates; and nominates directors for election to the Board and appointment to committee membership. The Board of Directors has adopted a Nominating and Corporate Governance Committee charter which may be found in the Corporate Governance section of the Company’s website at www.53.com. In 2014, the Nominating and Corporate Governance Committee consisted of B. Evan Bayh, Ulysses L. Bridgeman, Jr., Gary R. Heminger and Hendrik G. Meijer. James P. Hackett and former director Darryl F. Allen also served on the Nominating and Corporate Governance Committee from January through April of 2014. The Nominating and Corporate Governance Committee met three (3) times during 2014.

The Company’s Risk and Compliance Committee serves in a dual capacity as the Risk and Compliance Committee of the Company and the Bank. This Committee oversees management’s compliance with all of the Company’s regulatory obligations arising under applicable federal and state banking laws, rules and regulations, including any terms and conditions required from time to time by any action, formal or informal, of any federal or state banking regulatory agency or authority and any responses of management to any inquiries from any applicable banking regulator, and oversees management’s implementation and enforcement of the Company’s risk management policies and processes. The Board of Directors has adopted a Risk and Compliance Committee charter which may be found in the Corporate Governance section of the Company’s website at www.53.com. The Risk and Compliance Committee met ten (10) times in 2014 and consisted of five independent directors: B. Evan Bayh, Jewell D. Hoover, Mitchel D. Livingston, Ph.D., Hendrik G. Meijer and Marsha C. Williams. Ulysses L. Bridgeman, Jr. also served on the Risk and Compliance Committee from January through April of 2014.

The Company had a Trust Committee which served in a dual capacity as the Trust Committee of the Company and the Bank. The Trust Committee was eliminated in March of 2014. The responsibilities, duties, powers and authorities previously set forth in the charter of the Trust Committee were delegated to the Risk and Compliance Committee. The Trust Committee used to review the fiduciary activities of the Bank and, more generally, oversaw the structure for fiduciary activities for the Bank. In this regard, the Trust Committee had responsibility to report risks identified in its review of such fiduciary activities to the Company’s Risk and Compliance Committee. The Trust Committee also had overall responsibility for evaluating and approving the fiduciary policies of the Company and its bank subsidiary. In 2014, the Trust Committee consisted of Messrs. Livingston and Kabat and former director John J. Schiff, Jr., and met one (1) time before being eliminated in March of 2014.

CORPORATE GOVERNANCE

The Board of Directors has adopted the Fifth Third Bancorp Corporate Governance Guidelines which may be found in the Corporate Governance section of the Company’s website at www.53.com. The Board of Directors has also adopted the Fifth Third Bancorp Code of Business Conduct and Ethics which applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller and its other employees and may also be found in the Corporate Governance section of the Company’s website at www.53.com.

BOARD LEADERSHIP

The same person does not serve as the Company’s Chief Executive Officer and Chairman. The Company’s Chairman is a non-executive director and the Company also uses an independent Lead Director. The position duty statement for the Lead Director may be found in the Corporate Governance Section of the Company’s website at www.53.com. The Board believes that the Company’s shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at any particular point in time. Under the Company’s Code of Regulations and Corporate Governance Guidelines, the Board of Directors has the authority to combine or separate the positions of Chairman and Chief Executive Officer as well as determine whether, if the positions are separated, the Chairman is an affiliated director or an independent director.

The Board believes this structure is appropriate at the current time in order to allow the Chairman to provide support and guidance to the Chief Executive Officer while also allowing the Board to have a separate director handle governance matters and coordinate meetings of independent directors. These decisions were based, in part, on the qualifications of the individuals serving in these roles including the experience of the Chairman as the former Chief Executive Officer of a global manufacturing organization and the experience of the Lead Director including her 42 years in finance and her service as the Chief Financial Officer of Orbitz and Equity Office Properties Trust as well as her service with other banking organizations.

From time to time, the Board may consider combining the role of Chairman and Chief Executive Officer or discontinuing its use of its Lead Director. These decisions will be dependent on the make-up of the Board at that time and the availability and willingness of candidates for Chairman and/or Lead Director who meet any expertise and experience criteria and qualifications indentified by the Board, as well as other factors.

RISK MANAGEMENT OVERSIGHT

The role of the Board of Directors is to provide oversight to ensure an effective enterprise risk management program is in place, including an appropriate enterprise risk management framework and related governance structure. The Board sets the overall risk appetite for the Company, including the establishment and monitoring of risk tolerances. The formulation of risk appetite considers the Company’s operating capacity, which is represented by its available financial resources, defined as Tier 1 Capital less the Company’s largest capital buffer (Tier 1 Common Capital Policy Target less the Basel III Buffered Tier 1 Common Minimum), that sets an absolute limit on risk assumption in the Company’s annual and strategic plans. The Company’s risk appetite is limited by policy to a maximum of 95 percent of operating capacity. Tolerances are the maximum amount of risk applicable to each of the eight specific risk categories included in the enterprise risk management framework. Through their oversight role, directors ensure that the risk management processes designed and implemented under this framework and governance structure are aligned to the Board’s corporate strategy and are functioning as directed. The Board also considers the optimal organizational structure at both the Board and management levels. This may include delegating responsibility through Board committees, management committees, the Chief Executive Officer and the Chief Risk Officer.

Risk management oversight and governance is provided primarily by the Risk and Compliance Committee of the Board of Directors and through the Enterprise Risk Management Committee, a management committee that reports to it. The Enterprise Risk Management Committee is supported by several management committees

CORPORATE GOVERNANCE

whose membership includes a broad cross-section of line of business, affiliate and support representatives. The Risk and Compliance Committee of the Board of Directors consists of five outside directors and has responsibility for the oversight of risk management for the Company, as well as ensuring that risks are properly controlled, quantified and within the Company’s risk appetite.

The primary purposes of the Risk and Compliance Committee are to:

•

oversee management’s compliance with all of Fifth Third’s regulatory obligations arising under applicable federal and state banking laws, rules and regulations, including any terms and conditions required from time to time by any action, formal or informal, of the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of Cleveland, the Consumer Financial Protection Bureau, or any other federal or state banking regulatory agency or authority, and any responses of management to any inquiries from any applicable banking regulator;

•

oversee management’s development and implementation of a Risk Appetite Framework, with an enterprise view of risk capacity, risk appetite, risk tolerances, risk targets and limits, and which is further supported by the Enterprise Risk Management Framework;

•

oversee management’s implementation of a global Enterprise Risk Management Framework, including the implementation of consistent processes for identifying, assessing, managing, monitoring and reporting risks of all types, including the categories of credit risk, market risk, liquidity risk, operational risk, regulatory compliance risk, legal risk, reputation risk and strategic risk;

•	oversee the fiduciary activities and fiduciary policies of the Company and its bank subsidiaries; and

•

ensure that risk processes are supported by a risk governance structure that includes Board oversight, policies, risk limits, and risk committees, and further by a culture that supports risk management objectives.

The Risk and Compliance Committee charter outlines more specific responsibilities under all categories of risk. The Chief Risk Officer has a direct reporting relationship to the Chief Executive Officer and the Risk and Compliance Committee and has regular executive sessions with the Risk and Compliance Committee without other members of management present. In addition, the Director of Credit Risk Review reports directly to the Risk and Compliance Committee.

COMMUNICATION WITH THE BOARD

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: Fifth Third Bancorp Board of Directors, 38 Fountain Square Plaza, MD 10AT76, Cincinnati OH, 45263 or by a secure e-mail via the Company’s website at www.53.com. All communications directed to the Board of Directors will be received and processed by the Fifth Third Legal Department and will be transmitted to the Nominating and Corporate Governance Committee without any editing or screening by the Legal Department.

The Audit Committee has also established Fifth Third’s EthicsLine, a toll free hotline through which confidential complaints may be made by employees regarding: illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in the Company’s SEC reports, bank regulatory filings and other public disclosures that are not full, fair, accurate, timely and understandable; violations of the Company’s Code of Business Conduct and Ethics; and/or any other violations of laws, rules or regulations. Complaints submitted through this process are presented to the Audit Committee on a regular, periodic basis.

CORPORATE GOVERNANCE

SHAREHOLDER COMMUNICATION WITH INVESTOR RELATIONS DEPARTMENT

Shareholders who wish to speak to a Fifth Third representative regarding their investment in Fifth Third may communicate directly with Fifth Third’s Investor Relations Department by calling 866-670-0468. In addition, shareholders may communicate in writing directly with the Investor Relations Department by sending a letter to 38 Fountain Square Plaza, MD 1090QC, Cincinnati, OH 45263 or by emailing ir@53.com. You can also view information and request documents from the Investor Relations page of Fifth Third’s website at www.53.com.

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Compensation Discussion and Analysis provides information concerning the compensation for our executive officers. This information is set forth in the following sections:

•	Executive Summary

•	2014 Performance Results

•	The Company’s Human Capital and Compensation Committee (as used in this Compensation Discussion and Analysis section, “the Committee”)

•	Executive Compensation Philosophy and Risk Management

•	Compensation Structure and Methodology

•	2014 Executive Compensation Plan Design and Award Decisions

•	2015 Executive Compensation Plan Design Changes

•	Executive Benefits and Perquisites

•	Tax and Accounting Impact of Compensation Programs

•	Executive Ownership and Capital Accumulation

•	Compensation of Named Executive Officers and Directors

EXECUTIVE SUMMARY

2014 was a year of focused execution as we continued to strengthen the Company in an environment that continues to be challenging for banks. Our overall operating results reflected our commitment to expense discipline, execution of key business strategies and focus on profitable balance sheet growth, both in terms of making prudent lending decisions and strengthening our deposit franchise. We believe we are well positioned for the future. Key themes of our performance include:

COMPENSATION DISCUSSION AND ANALYSIS

Although we made several significant changes to our executive compensation programs in 2013, we believe it is a good governance practice to review and assess our compensation practices and programs on an annual basis. We completed the annual risk assessment of all incentive plans in accordance with guidance from banking regulators. We also considered the Company’s strategic objectives, compensation philosophy, regulatory guidance, risk culture and market practices. As a result, we made the following changes to the 2014 senior executive compensation programs to build on the progress made last year in creating risk-balanced programs that align with the business strategy:

Plan	Feature	Key Design Change	Rationale
Change in Control Severance Plan	New Plan

Terminated the individual change in control agreements effective December 31, 2014 for eligible executives, including the Named Executive Officers, and adopted an Executive Change in Control Severance Plan effective January 1, 2015

Provides a consistent plan framework for executive change in control
	Eliminated Excise Tax Gross-Ups	Removed all company-paid tax gross-up payments (including grandfathered arrangements) and adopted a net best after-tax approach	Elimination of excise tax gross-up is aligned with shareholder interests and emerging best practices
Annual Incentive Plan	Performance Metric	Replaced Pre-Tax Pre-Provision Earnings with Return on Risk-Weighted Assets as a funding modifier	Provides greater focus on balance sheet effectiveness and capital management while managing risk
Long-Term Incentive Plan	AwardType Mix	Reduced the use of Stock Appreciation Rights from 30% to 25% of the award mix; Performance Share Awards increased from 30% to 35% and Restricted Stock remained at 40%

Reflects regulatory guidance and preference to reduce the use of options or option-like vehicles to mitigate risk that might otherwise be associated with such awards; also reflects changing market practice

Increases performance orientation of the program

	Performance Based Vesting for Performance Share Awards	In addition to relative Total Shareholder Return performance, a Return on Tangible Common Equity (“ROTCE”) threshold must also be met each year or one third of the award is subject to forfeiture	The addition of ROTCE as an absolute measure strengthens risk balancing
	Performance Payout Grid for Performance Share Awards	Reduced the maximum payout from 200% to 150%; lowered the threshold from 40th percentile to 33rd percentile	Reflects regulatory guidance to reduce the amount of leverage; balances upside and downside risk

COMPENSATION DISCUSSION AND ANALYSIS

Additional detail on these changes may be found in the 2014 Executive Compensation Plan Design and Award Decisions section.

Summary of Executive Compensation Best Practices. The Company’s executive compensation program includes certain “best practices” such as:

❖ Paying for performance
❖ Incorporating risk balancing features into our compensation programs
❖ Including double-trigger change in control provisions
❖ Providing no excise tax gross-ups in agreements
❖ Maintaining share ownership guidelines and share retention policies
❖ Prohibiting speculative trading and hedging strategies by executive officers
❖ Utilizing an independent compensation consultant hired and overseen by the Committee
❖ Providing minimal perquisites

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer (Kevin T. Kabat) and Chief Financial Officer (Tayfun Tuzun) during fiscal year 2014, as well as certain other individuals included in the Summary Compensation Table on page 47 (Greg D. Carmichael, President and Chief Operating Officer, Daniel T. Poston, Executive Vice President and Chief Strategy and Administrative Officer, and Robert A. Sullivan, Executive Vice President ), are referred to as the “Named Executive Officers” or “NEOs”.

2014 PERFORMANCE RESULTS

The results on our key financial measures were just below our financial plan. These results were used to determine funding for our annual incentive plan. Consistent with our prior practice used in setting goals and evaluating results, the results below have been adjusted for certain events to reflect core financial performance in the plan year for annual incentive plan funding purposes.

•	Adjusted earnings per share (“EPS”) were $1.68, which was 95% of our financial plan. EPS is a commonly used measure for assessing our ability to generate earnings for our shareholders

•

Adjusted ROTCE was 12.3% and is a measure of adjusted net income available to common shareholders divided by average common equity less average goodwill and intangibles. ROTCE results were 95% our financial plan. ROTCE shows how efficiently we manage capital

•

Efficiency ratio is a measure of expenses as a percentage of revenue, and reflects how effective we are at generating revenue while managing expenses. Our adjusted efficiency ratio was 60.7% and essentially met our financial plan and showed improvement over the prior year. The Committee believes a lower efficiency ratio reflects better expense management

COMPENSATION DISCUSSION AND ANALYSIS

*	EPS, ROTCE and Efficiency Ratio were adjusted to exclude certain non-recurring items not included in the Company’s financial plan including, but not limited to: FY14 Vantiv warrant gains/losses, 2Q14 gain on sale of Vantiv Inc. shares, Vantiv debt refinancing and acquisition-related charge, the impact of exiting certain activities, FY14 losses associated with Visa total return swap, certain litigation-related charges, FY14 investment securities gains/losses and the impact of the transfer of certain residential mortgage loans to held-for-sale.

In addition to these key financial performance measures, we had solid performance on other measures considered by the Committee in assessing annual performance:

Performance Modifier Measures	Financial Plan	Final Results (Adjusted)
Net Charge-Offs	.43%	.54%
Non-Performing Assets	.94%	.85%
Return on Risk Weighted Assets	1.20%	1.22%
Capital Levels	Meet Required Regulatory Minimum and Internal Target Levels	Exceeded
Available Liquidity	$20B	$28.8B

THE COMPANY’S HUMAN CAPITAL AND COMPENSATION COMMITTEE

The Committee’s Role. The Committee is composed of independent directors and is responsible for establishing, implementing, and monitoring the administration of compensation and benefits programs in accordance with the Company’s compensation philosophy and strategy and approving executive compensation and equity plan awards. The Committee focuses on the attraction and retention of key executives and, when making decisions, considers the Company’s compensation philosophy, the achievement of business goals set by the Company, relevant peer data, recommendations made by the Chief Executive Officer, and the advice of Compensation Advisory Partners LLC (“CAP”), an external executive compensation consulting firm with financial services industry expertise.

The Committee seeks to establish “Total Rewards” for the Company’s executive officers that are fair, reasonable, risk-balanced and competitive. The Total Rewards program includes base salary, annual cash incentive compensation, long-term equity-based incentive compensation, benefits, and certain perquisites. Generally, the types of compensation and benefits paid to the Named Executive Officers are similar to those provided to other officers of the Company.

The Committee has taken the following steps to ensure that it effectively carries out its responsibilities:

•

Engaged CAP, a respected external compensation consultant with expertise in executive compensation, to provide the Committee with relevant market data and to advise the Committee on alternatives when making compensation decisions for the Named Executive Officers and on the recommendations being

COMPENSATION DISCUSSION AND ANALYSIS

made by the Company’s Management for executive officers other than the Named Executive Officers. In addition to the support provided by CAP, employees who have significant compensation experience in the Company’s Human Capital division provide support, data, and analysis to the Committee

•

Conducted an annual review of the Committee charter to ensure that it effectively reflects the Committee’s responsibilities and as a result the charter was revised to provide more detail on the governance structure of incentive compensation practices

•	Provided oversight of incentive and variable compensation practices and balanced risk-taking across the Company with the Compensation Risk Oversight Committee

•	Conducted an annual review of the Company’s compensation philosophy to ensure that it remains appropriate given the Company’s strategic objectives

•	Conducted an annual review of the Company’s Compensation Peer Group

•

Reviewed all compensation components for the Company’s Chief Executive Officer, Chief Financial Officer, and other Named Executive Officers, incorporating a tally sheet and pay-for-performance sensitivity analysis for each executive

•

Initiated an annual evaluation of the execution of the Company’s pay-for-performance philosophy, to ensure that the actual award decisions resulted in alignment of relative pay and relative performance compared to the Compensation Peer Group

•

Scheduled an executive session prior to the conclusion of the Committee meetings, without members of management, for the purpose of discussing decisions related to the Chief Executive Officer’s performance, goal-setting, compensation levels, and other items deemed important by the Committee

•	Reviewed the Company’s Chief Executive Officer succession profile and assessment process

•	Completed an annual self-evaluation of the Committee’s effectiveness

•	Completed an annual review of the external compensation consultant’s performance to ensure the Committee receives the appropriate resources and counsel

•

Reviewed jointly with the Risk and Compliance Committee of the Board, the Company’s risk assessment of executive and employee incentive plans with the Chief Risk Officer to ensure that the Company’s compensation design does not incent unnecessary risk

•	Worked to meet expectations and guidance from our banking regulators

Role of Executive Officers in Compensation Decisions. The Chief Executive Officer annually reviews the performance of each of the other Named Executive Officers, along with a risk performance assessment. Based on this review, the Chief Executive Officer makes compensation recommendations to the Committee, including recommendations for salary adjustments, annual cash incentives, and long-term equity-based incentive awards. In addition, the Chief Executive Officer and other members of Management also annually assess performance for other executive officers and make compensation recommendations to the Committee. Although the Committee considers these recommendations along with data provided by its other advisors, it retains full discretion to set all compensation for the Company’s executive officers. The Committee works with its consultant to determine compensation for the Chief Executive Officer and the Chief Executive Officer has no input into his own award determinations.

Additionally, the Chief Risk Officer reviews and evaluates with the Committee all executive officer and employee incentive compensation plans. The purpose of the review is to ensure that the Company’s incentive compensation plans do not incent or pose unnecessary or excessive risks to the Company.

COMPENSATION DISCUSSION AND ANALYSIS

The Role of the Third Party Compensation Consultant. The Committee uses the services of an outside executive compensation consultant, CAP, to provide guidance and advice to the Committee on all matters covered by its charter. This consultant was directly selected and engaged by the Committee to provide a broad set of services pertaining to the compensation of the Company’s executives.

The consultant fulfills the following responsibilities:

•	Reviews the Company’s compensation philosophy and competitive positioning for reasonableness and appropriateness

•	Annually reviews the Committee’s charter and recommends changes as appropriate

•	Reviews the Committee’s agendas and supporting materials in advance of each meeting

•	Advises the Committee on management proposals, as requested

•	Reviews information from a peer group of publicly trading banking and financial institutions (collectively the “Compensation Peer Group”) and survey data for competitive comparisons

•

Annually reviews the Company’s executive compensation programs and advises the Committee on the design of incentive plans or practices that might be changed to improve the effectiveness of its compensation program

•

Annually reviews competitive pay practices of the Compensation Peer Group for its Boards of Directors and recommends to the Committee changes required to pay the Company’s Board of Directors in a competitive fashion

•	Reviews, analyzes, and summarizes survey data on executive pay practices and amounts that come before the Committee

•	Attends all of the Committee meetings, including executive sessions with only the Committee members as requested

•	Advises the Committee on potential practices for Board governance of executive compensation as well as areas of concern and risk in the Company’s programs

•	Undertakes special projects at the request of the Committee, including Institutional Shareholder Services (“ISS”) test simulation

During 2014, CAP was specifically engaged on the following projects:

•

Advised the Committee with respect to the appropriateness of compensation structure and actual amounts paid to the Company’s executive officers given the Company’s compensation philosophy, size, and Compensation Peer Group

•	Actively participated in the review and design of all executive compensation programs, including the Company’s new Executive Change in Control Severance Plan

•	Advised on the appropriateness of executive performance goals and metrics

•	Reviewed and advised on the compensation program for the Company’s Board of Directors

•	Advised on the development of and reviewed the Company’s risk assessment of executive and employee incentive plans

•	Advised the Committee on market and regulatory trends and developments

•	Assessed the relationship between the Chief Executive Officer’s compensation and performance on a realizable pay basis

•	Reviewed the 2014 Compensation Discussion and Analysis and related sections for the proxy statement

COMPENSATION DISCUSSION AND ANALYSIS

The Company does not engage CAP for any additional services outside of executive compensation consulting.

The Committee believes that the third party services of CAP are objective and unbiased. The Committee conducted an assessment of potential conflicts of interest of CAP and no conflicts of interest relating to CAP’s services were identified by the Committee.

The Committee’s Considerations. The Committee considers both the aggregate amounts and mix of an executive officer’s Total Direct Compensation (base salary, annual cash incentive compensation, and long-term equity-based incentive compensation) when making decisions. The Committee generally assesses Total Direct Compensation relative to competitive market data in its November meeting, discusses recommendations for executive compensation in its January meeting, and approves final merit and annual cash incentive (our Variable Compensation Plan (“VCP”)) award recommendations at its February meeting. In 2014, final long-term incentive recommendations were approved at its April meeting.

Based on its most recent review of the competitive data, the Committee has determined that the compensation structure for executive officers is effective and appropriate. The structure reflects the Company’s compensation philosophy, in that its incentive payout ranges are aligned with the competitive market data, it has appropriate leverage to ensure a strong linkage between compensation, risk outcomes and performance, and it drives rewards based on the most relevant performance measures for the Company and shareholders. Also based on this review, the Committee determined that the Company’s aggregate 2014 Total Rewards packages (and potential payouts in the severance and change in control scenarios where applicable) for its Named Executive Officers are reasonable, consistent with industry practices, and not excessive.

The Committee believes that the relative difference between the compensation of the Chief Executive Officer and the compensation of the Company’s other executive officers is consistent with such differences found in the Company’s Compensation Peer Group and external reference labor market. Further, the Committee has reviewed the internal relationships between the compensation for the Chief Executive Officer and for other executive officers and has deemed them to be appropriate.

The remainder of this report outlines the Company’s compensation philosophy and executive compensation structure, and provides an analysis of compensation decisions made during 2014. The discussion of 2014 will focus primarily on the compensation structure established for our Named Executive Officers.

EXECUTIVE COMPENSATION PHILOSOPHY AND RISK MANAGEMENT

Compensation Philosophy. The Company endeavors to attract and retain the best people in the financial services industry, and motivate them to fulfill the Company’s vision of becoming the one bank that people most value and trust. We intend to accomplish this in the way that we consider our shareholders’ long-term interests, by establishing compensation programs that reward our people for delivering products our customers highly value, and avoiding excessive risk. Our compensation philosophy comprises the following guiding principles:

•	Provide competitive compensation opportunities in order to attract and retain executive talent that will drive the business strategy

•	Effectively manage risk within incentive programs designed to pay for performance

•	Align compensation with long-term shareholder interests

•	Provide strong oversight of executive pay

•	Conduct recurring processes that ensure strategic and fiscal soundness along with balanced risk taking

•	Communicate for understanding and transparency

COMPENSATION DISCUSSION AND ANALYSIS

In order to drive our business strategy and human capital plan, compensation must be competitive to attract and retain essential talent, reward high performance, and be internally equitable. In addition, the Company is committed to making compensation decisions that are fiscally responsible, such that we carefully consider those decisions’ expected return on investment. Our expected total compensation opportunities generally reflect the median pay levels of our peer group with variations based on specific talent needs, experience and other internal factors. We believe that actual total compensation should vary with the performance of the organization, such that outstanding performance results in above market compensation. Since a majority of compensation is tied to performance outcomes, actual total compensation will vary within a competitive range.

Compensation Risk Management. The above strategic principles include the integration of sound risk management in all aspects of our compensation programs, particularly incentive compensation. We believe it is critical to bring a multi-faceted strategy toward mitigating risk in incentive plans. We incorporate formulaic and discretionary risk balancing mechanisms, which outline specific metrics for modifying payouts to discourage unnecessary or imprudent risk-taking actions.

Successful risk management requires strong oversight on pay for senior executives, given their role in the Company’s strategic direction. For this reason, senior executives’ pay includes a heavy focus on long-term incentives. This long-term focus facilitates collaboration among business units, ownership in the Company, and a focus on shareholder goals.

To execute the risk mitigation strategies, we conduct yearly review processes, which are documented and incorporate input from Finance, Human Resources, Risk Management, and business leaders. These processes include:

Processes	Purpose
Market Reviews	Human Resources uses peer benchmark data to ensure that pay programs are competitive in the financial services industry
Incentive Plan Reviews	Senior business leaders ensure that incentive plans support the business strategy
Risk Reviews	Senior risk and credit leaders determine whether incentive plans support the Company’s risk culture and the incentive compensation risk framework
Financial Reviews	Senior executives, including the Chief Executive Officer, confirm that the incentive plans are fiscally sound, risk aligned, and successfully contribute to shareholder value
Board Reviews	Independent directors, serving on the Human Capital and Compensation Committee and Risk and Compliance Committee, assess the strategic, risk, and fiscal soundness of compensation plans and ensure that they are aligned with the Company’s compensation philosophy

As a financial institution that is regulated by federal and state banking authorities, the Company has gone through a rigorous process over the past few years to ensure that our compensation programs for our executives do not provide incentives to take excessive risks that could have material adverse impact on the Company. Our compensation program for our Named Executive Officers has several features that help to address potential concerns about risk:

•

Downward discretionary pay adjustment based on risk performance assessment which includes results of examinations by our banking regulators, internal examinations by our audit staff, and a qualitative review by the Chief Risk Officer

•	Caps on the maximum payment under our annual cash incentive plan and our performance share plan

COMPENSATION DISCUSSION AND ANALYSIS

•	Balanced mix of short-term, medium-term, and long-term compensation

•	Forfeiture provisions related to material risk events

•	Stock ownership and retention guidelines

•	Company claw back rights (as outlined under Other Long-term Equity-based Plan Provisions on page 41)

Finally, we believe it is critical that our people clearly understand how they are rewarded to ensure that pay facilitates the appropriate strategic and risk awareness behaviors. Because of this, we provide ongoing compensation communication and education.

In January 2014, the Committee, in conjunction with the Risk and Compliance Committee, reviewed our executive and other incentive programs to determine if their design and/or metrics encourage unnecessary and or material risk taking. The Committee believes, based on the provisions and actions described above, that they do not.

COMPENSATION STRUCTURE AND METHODOLOGY

Compensation Structure. The compensation structure (i.e., each element of pay described below and the respective amounts for each element) for executive officers is reviewed annually. When determining the compensation structure, the following items are considered:

•	The most recent and prior years’ comparative proxy statement and survey data for similar jobs among the Compensation Peer Group

•

The 25th percentile, median (i.e., 50th percentile), and 75th percentile peer data for each element of compensation (base salary, target annual cash incentive compensation, and target long-term equity-based incentive compensation, as well as the resulting Total Direct Compensation)

•

The ability to provide market median (i.e., 50th percentile) Total Cash Compensation (i.e., base salary plus annual cash incentive compensation) for 50th percentile performance relative to the Compensation Peer Group

•	The ability to provide upper quartile Total Cash Compensation for upper quartile performance (i.e., 75th percentile or better performance relative to the Compensation Peer Group)

Benchmarking Methodology. In making compensation decisions, the Committee compares Company performance and each element of executive officers Total Direct Compensation with the Compensation Peer Group. The Committee refers to this Compensation Peer Group for both compensation and performance-related benchmarking. Financial performance data is prepared either by the Committee’s external compensation consultant or by the Company, using publicly available data from public filings. Compensation data is generally prepared by the Committee’s external compensation consultants, using proprietary compensation databases and publicly available data from proxy statements. The Company’s consultant reviews all financial and/or compensation data that is prepared by the Company and provided to the Committee.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Peer Group consists of companies with which the Committee believes the Company competes for talent and for stockholder investment, and which are similar in asset size and business mix. The following 12 companies were identified by the Committee as the 2014 Compensation Peer Group:

BB&T Corporation	The PNC Financial Services Group, Inc.
Capital One Financial Corporation	Regions Financial Corporation
Comerica Incorporated	SunTrust Banks, Inc.
Huntington Bancshares Incorporated	U.S. Bancorp
KeyCorp	Wells Fargo & Company
M&T Bank Corporation	Zions Bancorporation

The Committee annually reviews the Compensation Peer Group and considers changes to the Compensation Peer Group deemed necessary to ensure that the nature and size of the organizations continue to be appropriate. Based on the Committee’s evaluation of the Compensation Peer Group for 2014, there were no changes from the prior year. The Company’s assets were at approximately the 47th percentile of its 2014 Compensation Peer Group as of September 2014.

Pay for Performance. Under the compensation structure, annual cash and long-term incentives comprise the majority of executive officers’ Total Direct Compensation. The actual amounts realized by executive officers under these incentive plans vary based on the performance of the Company and individual performance. Company performance is evaluated from a variety of perspectives, including:

•	Absolute performance and performance relative to peers

•	Return measures including total shareholder return

•	Growth in earnings per share

•	Efficiency ratio

•	Stock price growth

•	Risk performance assessment

Annual cash incentive compensation awards to executive officers are approved from a pool funded on the basis of Company performance relative to the specific goals described below. This pool of available compensation awards is allocated to each participant based on qualitative assessments of individual performance against a set of stated objectives and individual risk assessment. Long-term equity-based incentive compensation awards are also made to each participant based on qualitative assessments of individual performance against a set of stated objectives and individual risk assessment. Long-term equity-based incentive compensation awards derive value based on shareholder return and stock price appreciation. Amounts realizable from prior compensation awards do not influence decisions relative to future awards.

Pay Elements and Pay Mix. Under the pay-for-performance compensation structure, compensation is delivered through three primary elements:

•	Base Salary

•	Annual Cash Incentive (delivered through the Variable Compensation Plan)

•	Long-term Incentives

COMPENSATION DISCUSSION AND ANALYSIS

The 2014 total compensation included a mix of cash and equity awards. The Company typically pays base salary and the annual incentive compensation in cash. All long-term equity-based incentive compensation awards are paid in shares of the Company’s common stock. Generally, our Named Executive Officers have approximately 50% or more of their total compensation delivered in the form of equity-based compensation. The charts below show the mix between cash and equity for our Chief Executive Officer and average pay mix for our other Named Executive Officers:

(1)	The percentages reflect the Named Executive Officer’s base salary as of 12/31/2014, actual annual incentive award the executive earned for 2014 performance under the Annual Incentive Plan, and target long-term incentive. Actual long-term incentive awards for 2014 performance may vary from target and will be approved by the Committee in February 2015.

Tally Sheet. The Company annually prepares a tally sheet of all compensation and potential payouts for the Committee’s use when approving compensation matters. The Committee reviews all components of the Company’s Chief Executive Officer, Chief Financial Officer, and the other Named Executive Officers’ compensation, including:

•	Base salary

•	Annual cash incentive compensation

•	Long-term equity-based incentive compensation

•	Accumulated, realized, and unrealized equity award gains

•	The dollar value to the executive and cost to the Company of all perquisites and other personal benefits

•	The earnings and accumulated payout obligations under the Company’s nonqualified deferred compensation program

•	Several potential termination scenarios, including change in control where applicable

In February 2015, the Committee reviewed tally sheets containing all the above components and the associated dollar amounts for 2014 compensation and found that the figures were appropriate and reasonable. Also at that time, the Committee reviewed a sensitivity analysis of the relationship between each Named Executive Officer’s 2014 Total Direct Compensation and the Company’s performance (both stock price performance and financial results). The Committee was satisfied that the 2014 compensation structures provided significant differentiation in the payouts for high versus low levels of both absolute and relative performance.

Determinations. The Committee considers several factors and objectives relevant to each specific program when determining compensation, including a risk performance assessment. The Committee also contemplates each award’s impact on the Total Direct Compensation package. Total Direct Compensation opportunities are intended to target the median (i.e., 50th percentile) of the relevant market data, and actual compensation (both

COMPENSATION DISCUSSION AND ANALYSIS

amount and mix) for executives varies based on their performance, prior experience, and other pertinent factors. In addition, for purposes of attracting and retaining key executives, the Committee may determine that an additional award, an above-median sign-on package and/or an incentive guarantee for a new hire, or a Total Direct Compensation package that is above market median is appropriate.

2014 EXECUTIVE COMPENSATION PLAN DESIGN AND AWARD DECISIONS

Base Salary. The Committee reviews individual base salaries of the Company’s executive officers annually (and/or at the time of promotion). The objectives of the Company’s base salary program are to provide salaries at a level that allows the Company to attract and retain qualified executives and to recognize and reward individual performance. The following items are considered when determining base salary levels:

•	Market data provided by the Company’s external compensation consultant

•	The executive officer’s experience, scope of responsibilities, performance, and potential

•	Internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities, performance, and potential

•	Other relevant information, which may include federal programs, regulatory requirements, etc.

Determination of Base Salary. Salary increases, if any, are based on the Company’s overall performance and the executive’s attainment of individual objectives during the preceding year in the context of competitive market data. In establishing 2014 compensation levels for Named Executive Officers, the Committee was guided by these principles and made base salary adjustments ranging from 0% to 1.9% versus 2013 salary levels for the NEOs. Increases were driven by the market for equivalent executive positions among peers and subjective evaluation of the individual’s responsibilities, tenure, and overall contribution to the Company.

2014 Annual Cash Incentive Compensation Plan Design. The annual cash incentive compensation program’s objective is to reward executives for corporate, business unit, and/or individual performance. Each year, we review and update our VCP program to ensure alignment with our business strategy, regulatory guidance and the external market. For 2014, the three primary core funding measures were:

1.	Earnings Per Share vs. Plan: 50% weight

2.	Return on Tangible Common Equity vs. Plan: 25% weight

3.	Efficiency Ratio vs. Plan: 25% weight

It is the view of the Committee that core funding measures within the VCP program provide executives with balanced incentives to increase the absolute level of earnings, while also ensuring that shareholders capital is used efficiently to generate competitive returns. Efficiency ratio is useful as a complementary measure as it provides an assessment of the cost efficiency of the Company’s operations.

In addition to the primary funding measures, there are five funding modifier metrics that the Committee considers to adjust the calculated pool funding up or down, as described in more detail below:

•	Net charge-offs

•	Non-performing assets

•	Return on Risk-Weighted Assets

•	Capital levels

•	Available liquidity

COMPENSATION DISCUSSION AND ANALYSIS

For 2014, the only change made to the VCP program compared to 2013 was to replace Pre-tax Pre-Provision Earnings with Return on Risk-Weighted Assets (“RORWA”) as a funding modifier. RORWA provides the appropriate focus on balance sheet effectiveness and capital management while managing risk. Consistent with our prior practice used in setting goals and evaluating performance, results for RORWA will be adjusted for certain events to reflect core financial performance in the plan year for annual incentive plan funding purposes.

The Committee retains discretion to adjust pool funding downward based on other factors as well. The financial plan approved by the Board of Directors included specific target levels for each of the measures that are shown below. Actual performance against these targets was considered, in addition to the five primary funding metrics listed above, to determine the available funding for all participants of the VCP.

VCP Performance Goals. The Committee set the 2014 performance metrics to exclude certain non-recurring items not included in the Company’s financial plan and excluded those items when determining the adjusted Company performance results. The goals under the VCP were scaled to represent four quartiles of performance. Each quartile contains a performance level range, a score, a score range and a funding pool range.

Perf. Measures	Company Performance Levels					Final Results (Adjusted)
	Below Threshold	Quartile 1 Score: 1	Quartile 2 Score: 2	Quartile 3 Score: 3	Quartile 4 Score: 4
EPS	<$1.58	$1.58 – $1.67	$1.68 – $1.76	$1.77 – $1.85	$1.86 or more	$1.68
ROTCE	< 11.0%	11.0% – 12.0%	12.1% – 12.9%	13.0% – 13.8%	13.9% or more	12.3%
Efficiency Ratio	> 63.6%	63.6% – 62.1%	62.0% – 60.6%	60.5% – 59.1%	59.0% or less	60.7%
Score Range	0	< 1.5	>= 1.5 < 2.5	>= 2.5 <= 3.0	> 3.0 <= 4.0
Funding Pool Ranges	$0	<= 6.2M	<= $9.25M	<= $12.35M	<= $16.9M

To determine the VCP funding pool, each performance measure is reviewed to determine the performance quartile that was achieved and the associated score is assigned. The overall funding score represents the sum of the weighted average score for each performance measure. The overall funding score is compared to the quartile score ranges to determine the funding pool range. The NEOs are included in the senior executive pool, which includes all senior executives designated as Category 1 in accordance with the Federal Reserve’s Interagency Guidance on sound incentive compensation practices.

As mentioned in the above Plan Design section, ranges for the five additional funding modifiers are established based on the financial plan, as approved by the Board of Directors. The Committee may use the funding modifiers to increase the funding score by a maximum of 0.6 points or, use downward discretion in any amount deemed appropriate. These measures are outlined below:

Performance Modifier Measures	Financial Plan	Final Results (Adjusted)
Net Charge-Offs	.43%	.54%
Non-Performing Assets	.94%	.85%
RORWA	1.20%	1.22%
Capital Levels	Meet Required Regulatory Minimum and Internal Target Levels	Exceeded
Available Liquidity	$20B	$28.8B

Determination of VCP Awards. As described in the VCP Performance Goals section, to determine the VCP funding pool, each performance measure is reviewed to determine the performance quartile that was achieved and the associated score is assigned. The overall funding score represents the sum of the weighted average score for each performance measure. The overall funding score is compared to the quartile score ranges to determine

COMPENSATION DISCUSSION AND ANALYSIS

the funding pool range. For 2014, the overall funding score was a 2.30, resulting in a pool of up to $9.25 million for senior executives. The pool funding calculation, based on the adjusted primary metrics, produced a VCP pool of up to 55% of the maximum incentive opportunity of the Named Executive Officers. This funding level reflects that the Company’s results on all of the performance metrics relative to our financial plan fell within the second quartile. Additionally, the Committee considered the five funding modifiers and determined that, as a result of the strong performance on four of the five funding modifiers, an adjustment of .30 would be made. The funding modifier adjustment did not change the final pool range of up to $9.25 million. The table below shows the calculation for the 2014 pool.

Perf. Measures	Score	Weight	Weighted Score (Score x Weight)
EPS	2	50%	1.00
ROTCE	2	25%	.50
Efficiency Ratio	2	25%	.50
Core Funding Score			2.00
Core Funding Pool Range			<= $9.25M Quartile 2
Funding Modifier Score Adjustment			.30
Final Funding Score			2.30
Final Pool Range			<=9.25M (Quartile 2)

When making the final determination of awards, which may reflect an up or down adjustment from the total pool funding percentage, but not exceed the $9.25 million or 55% of the maximum pool, the Committee had the benefit of information relating to market median and market 75th percentile compensation levels and 2014 Company financial performance. While financial results were solid, they were just below the goals established in our financial plan. The Committee took this into consideration when making final award decisions of approximately 49% of the maximum pool.

After considering each individual’s qualitative performance assessment described below, overall Company financial performance, each individual’s risk performance assessment, and market compensation levels, the Committee approved a VCP award of 48% of maximum for the Chief Executive Officer and VCP awards ranging from 41% to 52% of the maximum for the other NEO’s.

COMPENSATION DISCUSSION AND ANALYSIS

2014 Long-term Equity-based Incentive Compensation Plan Design. The objective of the long-term equity-based incentive program is to align executives’ interests with shareholders’ interests, facilitate share ownership among Named Executive Officers, and to link rewards with the long-term performance of the Company. Target award levels are established at the beginning of the year for each executive officer based on market median compensation for each position. Award levels are not automatically made at target. The actual award levels are based on Company performance and the Committee may include qualitative assessments of individual performance of each Named Executive Officer in areas such as:

•	The Company’s revenue and expense results

•	Division’s revenue and expenses vs. budget

•	Internal and external customer service levels

•	Performance relative to the Company’s strategic initiatives

•	Results related to specific individual responsibilities

•	Results related to specific individual risk assessments

The Company currently employs three types of long-term equity-based incentive compensation awards: stock-settled stock appreciation rights (“SARs”), restricted stock, and performance shares. The mix of long-term equity-based incentive compensation awards for its executive officers was reviewed in 2014 to ensure that it effectively supported the Company’s objectives of:

•	Aligning management and shareholders’ interests

•	Motivating senior executives to optimize long-term shareholder value

•	Encouraging stock ownership among senior executives

•	Enhancing the Company’s ability to retain key executives

•	Ensuring the program design is consistent with our compensation philosophy and reflective of external market trends

•	Strengthening the risk-adjusted pay decisions

COMPENSATION DISCUSSION AND ANALYSIS

The Committee believes that a portion of the long-term equity-based incentive compensation opportunity should come from a growth-oriented incentive (i.e., SARs) that aligns executives’ interests with those of the Company’s shareholders. In addition, the Committee believes that full-value share awards (i.e., performance shares and restricted stock) complement each other and are important to drive stronger retention value and enhanced ownership creation opportunities, and should therefore be a meaningful portion of the long-term incentive. The Committee also believes that performance shares further the objective of creating a clear connection between results achieved and compensation earned. The Committee determined that continuing to shift the mix away from SARs and increasing the weight of performance shares and restricted stock was appropriate based on the Company’s strategic objectives, compensation philosophy, regulatory guidance, risk culture and competitive practice. The table below shows the change in mix from 2013 to 2014.

Award Type	2013 Proportion of long-term incentive value	2014 Proportion of long-term incentive value	2014 Calculation of Awards
Stock Appreciation Rights	30%	25%	Total award dollar value multiplied by 25% divided by stated 2014 SAR value of $6.53(1)
Performance Shares	30%	35%	Total award dollar value multiplied by 35% divided by 30-day average beginning share price (i.e., for 30 trading days prior to the grant date) of $22.34 for 2014
Restricted Stock	40%	40%	Total award dollar value multiplied by 40% divided by $21.63, the Company’s closing stock price on April 16, 2014

(1)	The Company assigns a compensation value for SARs at the beginning of each calendar year, based on a number of factors including the calculated Black-Scholes value using the six year expected life. This valuation utilizes the estimated accounting or expense value of the stock appreciations rights.

Stock Appreciation Rights. SARs for Named Executive Officers have been and will continue to be granted at the closing price of the Company’s common stock on the date of grant, with a 10-year term and generally a 4-year graded vesting schedule. These award terms are consistent with the annual grant for all eligible employees at the Company. The grant date is the date of the Committee’s approval of the awards, which will typically be at a first quarter meeting of the Committee or at the annual shareholder meeting in April. The grant dates for 2014 awards are detailed in the 2014 Grants of Plan-Based Awards table. The Company does not adjust the timing of its annual grant based on SEC filings or press releases. Rather, the annual grant date is established and communicated well in advance of the date.

Performance Share Awards. Performance shares were granted with goals set at the date of the award grant in terms of three-year total shareholder return relative to the Company’s Compensation Peer Group. Total shareholder return was selected as the measure when the plan was introduced in 2004, and subsequently retained, because of its strong alignment with shareholder interests. The payout table established varying payouts for increasing levels of relative total shareholder return, with payout levels aligned with the Company’s philosophy of tying median pay to median performance with appropriate upside and downside leverage. Based on a review of market practices and regulatory guidance on incentive plan leverage, we reduced the maximum payout from 200% to 150% of target and made a corresponding change to lower the threshold performance level to the 33rd percentile of the Compensation Peer Group.

Performance Level	Payout
33rd percentile (threshold)	25% of award
50th percentile (target)	100% of award
75th percentile (maximum)	150% of award

COMPENSATION DISCUSSION AND ANALYSIS

Performance shares are settled 100% in shares. The 2011 performance share award measured performance from April 1, 2011 through March 31, 2014. The Company’s performance over this period was at the 100th percentile of peers, resulting in a payout of 200% of target. The total shareholder return for the 2012 awards made under this program is currently below the threshold level. If the total shareholder return for the 2012 grants remains below the threshold through March 2015, no amount will be earned under the 2012 award.

Restricted Stock Awards. Restricted stock awards vest ratably on the first, second, and third anniversaries of the grant date. These awards are full-value shares of stock that are eligible for dividend payments and receive voting rights during the restriction period.

For senior executives (including NEOs), a performance based vesting requirement was introduced in 2013 using ROTCE as a threshold metric before each annual equity grant vesting tranche is earned. The ROTCE threshold goal for 2014 was 2%. The threshold was put in place to protect against high levels of compensation payouts for poor risk or performance outcomes.

Determination of Long-term Equity-based Incentive Awards. The Chief Executive Officer recommends the award levels for the other Named Executive Officers and the Committee makes the final award determination for all Named Executive Officers. The award considerations are not based on a formula. Rather the Committee may choose to make the actual award higher or lower than the target award based on the qualitative assessment of performance against stated objectives as well as the individual’s risk assessment results. The Committee believes that by including a performance element as part of the upfront grant process, the Company is able to further reinforce the pay-for-performance objective of the long-term incentives.

These grants provide incentive for the creation of shareholder value since the full benefit of the grant to each Named Executive Officer can only be realized with an appreciation in the price of the Company’s common shares or based on relative total shareholder return, depending on the type of award. The Company does not grant discounted stock options or SARs, re-price previously granted stock options or SARs, or grant reload stock options.

When making the final determination to grant long-term equity incentive compensation awards in April 2014, the Committee had the benefit of information relating to market median compensation levels, Company financial performance during 2013, the qualitative performance assessment described below, and individual risk performance assessments. After reviewing this information for 2013, the Committee granted a 2014 long-term equity incentive compensation award of 107% of target for the Chief Executive Officer and equity awards ranging from 95% to 105% of target for the NEOs.

Qualitative Performance Assessments. The individual qualitative performance assessment referenced in the discussions above is a review of how each Named Executive Officer performed against a set of stated objectives. This assessment is performed by the Board of Directors with respect to the Chief Executive Officer’s performance and by the Chief Executive Officer with respect to the performance of the other Named Executive Officers. The specific objectives assessed for each NEO are as follows:

For Mr. Kabat: Leadership and performance as Chief Executive Officer relating to objectives tied to Company financial performance in a well managed risk environment, customer and employee index goals, “One Bank” success, and promotion of core values of accountability, integrity, respect and inclusion, and teamwork and collaboration. Mr. Kabat’s objectives were consistent in 2013 and 2014. The VCP award was based on 2014 performance against these objectives. The LTI award granted in April 2014 was based on 2013 performance against these objectives.

For Mr. Tuzun: Leadership and execution as Executive Vice President and Chief Financial Officer relating to objectives concerning balance sheet, capital and liquidity management, risk management and compliance,

COMPENSATION DISCUSSION AND ANALYSIS

credit loss management, operational excellence, maintaining a strong financial team, and promotion of core values of accountability, integrity, respect and inclusion, and teamwork and collaboration. The VCP award was based on 2014 performance against these objectives. The LTI award granted in April 2014 was based on 2013 performance against similar objectives.

For Mr. Poston: Leadership and execution as Executive Vice President and Chief Strategy and Administrative Officer relating to objectives concerning strategic planning, capital management, risk management and compliance, operational excellence, and promotion of core values of accountability, integrity, respect and inclusion, and teamwork and collaboration. The VCP award was based on 2014 performance against these objectives. The LTI award granted in April 2014 was based on 2013 performance against objectives in his prior role.

For Mr. Carmichael: Leadership and execution as President and Chief Operating Officer relating to objectives tied to Company and line of business financial performance in a well managed risk environment, customer service levels, team work across divisional and functional areas, and promotion of core values of accountability, integrity, respect and inclusion, and teamwork and collaboration. Mr. Carmichael’s objectives were consistent for 2013 and 2014. The VCP award was based on 2014 performance against these objectives. The LTI award granted in April 2014 was based on 2013 performance against these objectives.

For Mr. Sullivan: Leadership and execution as Executive Vice President and President of Fifth Third Bank (Chicago) relating to objectives concerning loan and deposit growth and overall financial performance of the Chicago business in a well managed risk environment, team building, “One Bank” success, and effectiveness and promotion of core values of accountability, integrity, respect & inclusion, and teamwork & collaboration. Mr. Sullivan’s objectives were consistent for 2013 and 2014. The VCP award was based on 2014 performance against these objectives. The LTI award granted in April 2014 was based on 2013 performance against these objectives.

Other Long-term Equity-based Plan Provisions. The annual cash and long-term equity-based incentive compensation awards made in 2014 were authorized under the Company’s 2014 Incentive Compensation Plan. This Plan was approved and adopted by the Company’s shareholders in 2014.

The Company’s Code of Business Conduct and Ethics provides that the Company reserves the right to and, if appropriate, will seek restitution of any bonus, commission, or other compensation received as a result of an employee’s intentional or knowing fraudulent or illegal conduct or misconduct, including the making of a material misrepresentation contained in the Company’s financial statements.

The Committee has delegated to certain Named Executive Officers, as well as to the Chief Human Resource Officer, the authority to grant equity awards for recruiting and retention purposes up to specified limits.

2015 EXECUTIVE COMPENSATION PLAN DESIGN CHANGES

2015 Variable Compensation Plan Changes. As stated above, the Company and the Committee review the variable compensation plan annually to determine if any changes need to be made to the plan for the next year. During 2014, the Company reviewed the plan and determined that the core funding metrics and modifiers continue to provide the right business focus and are aligned with business strategy. However, in order to avoid duplicative measures in the VCP and LTI plans, RORWA replaced ROTCE as a core metric. RORWA had been used as a modifier. RORWA will provide focus on balance sheet effectiveness and capital management while managing risk.

2015 Long-term Equity-based Incentive Plan Changes. As stated above the Company and the Committee review the long-term incentive plan annually to determine if any changes need to be made to the plan (i.e. award mix, performance measures, modifiers, etc.) for the next year. During 2014, the Company reviewed the long-term

COMPENSATION DISCUSSION AND ANALYSIS

incentive plan and decided to make changes to continue to strengthen the governance, reporting, and risk adjusted pay decisions to meet evolving regulatory guidance. The Committee approved the changes at the January 2014 and December 2014 meeting dates.

Beginning with the 2015 grant, the mix of award types will change based on the below table.

Award Type	2014 Proportion of long-term incentive value	2015 Proportion of long-term incentive value	2015 Calculation of Awards
Stock Appreciation Rights	25%	15%	Total award dollar value multiplied by 15% divided by stated yearly SAR value(1)
Performance Shares	35%	45%	Total award dollar value multiplied by 45% divided by the Company’s closing stock price on the grant date
Restricted Stock	40%	40%	Total award dollar value multiplied by 40% divided by the Company’s closing stock price on the grant date

(1)	The Company assigns a compensation value for SARs at the beginning of each calendar year, based on a number of factors including the calculated Black-Scholes value using the six year expected life. This valuation utilizes the estimated accounting or expense value of the stock appreciations rights.

2015 Performance Share Plan. Relative Total Shareholder Return (“TSR”) has been the metric used since we began granting performance share awards. During the aforementioned long-term incentive plan review process we considered other metrics that better align with long-term shareholder value creation and are indicative of management’s effectiveness in executing value-added tactics and strategies to achieve optimal core performance results and at the same time are key success measures in the banking industry. We also considered our alignment with competitive practices compared to our peer banks. Based on this review, the following changes were made for the 2015 performance share grant:

•	The primary metric used for our performance share awards will be Return on Average Equity (“ROAE”), as adjusted, relative to our peer banks.

•	To achieve balance between relative and absolute metrics, two absolute performance hurdles will also be used: ROTCE and Efficiency Ratio.

—	ROTCE must be greater than a predetermined threshold each year in order for awards to vest.

—	Efficiency Ratio must be better than a predetermined threshold at the end of the three year performance period in order to earn an award payout greater than target.

•

The performance payout grid was revised to better align with competitive practice. Payout opportunities range from 0% to 150% of target, with no payout earned if relative ROAE falls below the 25th percentile of the Compensation Peer Group.

Proposed Payout Grid for the 2015 Performance Share Award
Performance Level*	Relative ROE	Payout Percentage
Threshold	< 25th Percentile	0%
Between Threshold and Below Target performance		25%
Below Target	Median – 1.5%	50%
Target	Median	100%
Maximum	Median + 1.5%	150%

*	Straight line interpolation will be used to determine payouts between Threshold and Maximum

COMPENSATION DISCUSSION AND ANALYSIS

•	Performance shares will continue to be settled in shares.

•	The performance share plan measurement period will be three years. The 2015 performance period runs from January 1, 2015 to December 31, 2017.

Non-Binding Advisory Say on Pay Proposal. In 2014, our shareholders approved a non-binding advisory say-on-pay proposal at our 2014 Annual Meeting with 94.91% of the votes cast voting in favor of that proposal. The Committee believes the results of the shareholder vote indicate strong support among shareholders for our pay-for-performance approach. We intend to continue to monitor our current compensation structure and future votes to ensure that there is continued support for our pay programs among our shareholders.

EXECUTIVE BENEFITS AND PERQUISITES

Summary of Eligibility for Benefits and Perquisites. The Company provides few benefits and perquisites to executive officers that are not available to the general employee population. Special benefits include an executive physical exam program and a deferred compensation plan. Special perquisites for executives include the following: financial planning reimbursement, country club memberships (the Company eliminated the reimbursement of future company club dues to its executive officers in March 2010 but will honor its commitments to pay any existing forgiveness loans entered into to purchase such memberships), nominal holiday gifts, and parking. Additionally, spouses or guests of executive officers may be provided travel and/or entertainment benefits related to business events where their attendance is expected and appropriate- such as company recognition events or trips, recruiting meals, or social events held for marketing or other business purposes. These benefits are often provided with little or no incremental cost to the Company. The Company does not provide tax gross-ups for these special perquisites.

Retirement Benefits. The Company’s retirement benefits are designed to assist employees in accumulating wealth to provide income during their retirement years. The retirement benefits are designed to attract and retain employees and to encourage employees to save money for their retirement while maintaining a competitive cost structure for the Company. Based on the Company’s research using two national benefits surveys, its retirement benefits are positioned near the market median for similar employers. The Company’s primary retirement benefit plan is a defined contribution 401(k) plan with a company match and possible additional discretionary contributions, both of which are subject to vesting requirements. The Company also maintains a defined benefit plan that has been frozen and none of the Named Executives participate in the plan.

401(k) and Profit-Sharing. The Company maintains a 401(k) plan for all eligible employees. The 401(k) plan provides a match to employee contributions and may provide an annual discretionary profit-sharing contribution. The Company’s match is 100% of the first 4% of eligible compensation an employee contributes to the plan, and is invested in any of the plan’s existing investment alternatives that the employee selects. The discretionary profit-sharing contribution is based on the Company’s performance, and is invested in the participant’s existing 401(k) investment allocations. The discretionary contribution for 2014, paid in 2015, was 2% of eligible compensation based on the Company’s financial results. All Named Executive Officers are eligible for this plan up to the IRS wage or contribution limits.

Pension Plan. The Company maintains a defined benefit pension plan. Employees who met the age and service requirement were “grandfathered” and continue to accrue benefits under that plan. No Named Executives continue to accrue benefits under this plan. Mr. Kabat has a frozen benefit for his service while at Old Kent Bank prior to it being acquired by the Company. The Old Kent Bank defined benefit plan was frozen for all participants shortly after the Company acquired Old Kent Financial Corporation. The retirement benefit under the defined benefit pension plan is based on years of service and a percent of an employee’s highest five consecutive years of earnings over the last ten years of employment. Compensation for retirement benefit calculations is defined as the base salary plus variable compensation.

COMPENSATION DISCUSSION AND ANALYSIS

Health and Welfare Benefits. The Company offers medical, dental, life and disability insurance to its employees. The benefits are designed to attract and retain employees and provide security to employees for their health and welfare needs. Based on the Company’s research using two national benefits surveys, its health and welfare benefits are positioned near the market median for similar employers. These benefits are offered to employees and Named Executive Officers on a uniform basis and are subject to insurance policy limitations. The Company provides to each Named Executive Officer a comprehensive physical exam program. The Company provides Company-paid life insurance coverage equal to an employee’s base salary, up to $1,000,000. The Company’s long-term disability benefit is 60% of an employee’s base salary and the benefit is limited to $20,000 per month. The Company also offers a Company-paid short-term disability benefit with similar benefits to the long-term disability program.

Deferred Compensation. The Company offers some of its employees (at certain salary band levels, including its executive officers) a nonqualified deferred compensation plan. This plan allows for the deferral of base salary and bonus. The plan also provides for the Company to make a contribution for loss of qualified plan 401(k) match and/or discretionary contributions due to deferral of pay into this plan or due to wage and/or contribution limitations under the qualified 401(k) plan. The deferred funds receive earnings based on the mutual funds elected by each executive. Executives may also elect a rate equal to the return on Company common stock. The executives do not earn any preferential or above market returns.

Severance and Change in Control Benefits. Through 2014, the Company maintained change in control agreements for approximately 44 of its officers (including all of the 2014 Named Executive Officers). The severance benefits conferred under these agreements ranged from one to 2.99 times the individual’s base salary plus target annual cash incentive compensation, and other benefits, and were effective only in the event of both a change in control and termination of employment (including a constructive termination). For this purpose, a change in control would occur in any of the following instances:

•	Any person is or becomes the beneficial owner of 25% or more of the voting power of the Company’s outstanding securities

•	During any consecutive 2-year period, the directors in office in the beginning of such period (or directors who were approved by 2/3 of such directors) cease to constitute a majority of the Board

•

The sale or disposition of substantially all of the Company’s assets or the merger or consolidation of the Company with any other corporation unless the voting securities of the Company outstanding prior to such action continue to represent at least 50% of the voting power of the merged or consolidated entity

•	The Company’s shareholders approve a plan of complete liquidation of the Company

The agreements defer to the applicable Incentive Compensation Plans for treatment of long-term equity-based incentive compensation in the event of a change in control. Since April 2008, we have not granted any awards which provide for single trigger vesting upon a change in control. Instead, the vesting provisions for those awards provide for accelerated vesting only if there is a change in control and a subsequent qualifying termination of employment (i.e. double trigger). Performance-based awards (including performance shares and performance-based restricted stock) would be paid out at the higher of (1) the extent to which the performance goals had been met through the date of the change in control or (2) the value at the date of the change in control of the number of target shares awarded at the grant.

On November 18, 2014, the Committee adopted the Fifth Third Bancorp Executive Change in Control Severance Plan (the “Severance Plan”), to be effective as of January 1, 2015. The purpose of the Severance Plan is to (1) replace all existing change-in-control agreements with executives, which expired on December 31, 2014 in accordance with their terms; (2) eliminate the remaining excise tax gross-up provisions in the expiring change-

COMPENSATION DISCUSSION AND ANALYSIS

in-control agreements; (3) provide market level severance benefits to certain officers upon a qualifying termination after a change in control; (4) continue to condition receipt of such severance benefits upon execution of a release and non-compete agreement; and (5) allow for a consistent approach to change-in-control severance benefits for covered officers.

Under the Severance Plan, certain executives will receive severance if, in connection with a change in control, the executive’s employment is terminated without Cause (as defined in the Severance Plan) or the executive resigns for Good Reason (as defined in the Severance Plan). Upon a qualifying termination after a change in control, a named executive officer will receive an amount equal to 2.99 times the sum of Base Salary and Variable Compensation Amount (each as defined in the Severance Plan). In addition, insurance benefits and certain retirement benefits payable to the named executive officers will be paid for three years,. As noted above, no excise tax gross-ups will be provided. Mr. Kabat, Vice Chairman and Chief Executive Officer, and Mr. Carmichael, President and Chief Operating Officer, had been eligible to receive excise tax gross-ups under their existing agreements which expired on December 31, 2014.

TAX AND ACCOUNTING IMPACT OF COMPENSATION PROGRAMS

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to or earned by certain executive officers of a public company. Section 162(m) limits the annual deductibility of certain (non-performance based) executive compensation to $1 million per covered executive officer. Certain other limitations on the deductibility of executive compensation will continue to apply to some forms of compensation earned during the Company’s participation in TARP in addition to the limitation under Section 162(m). While the Company’s compensation philosophy has been to, where appropriate, position executive compensation to qualify for deductibility, in approving compensation that may not be deductible, the Committee has determined that the underlying executive compensation programs are appropriate and necessary to attract, retain, and motivate senior executives, and that failing to meet these objectives creates more risk for the Company than the financial impact of losing the tax deduction. For the year ending December 31, 2014, the tax impact related to non-deductible compensation expense was approximately $300 thousand.

Accounting and Financial Reporting. The Company accounts for long-term equity-based incentive compensation payments including stock options, SARs, performance-based restricted stock, and performance shares in accordance with accounting principles generally accepted in the United States of America.

EXECUTIVE OWNERSHIP AND CAPITAL ACCUMULATION

Share Ownership Guidelines. The executive compensation program is designed to provide opportunities for executive officers to build ownership in the Company and to align performance with shareholder interests. Accordingly, the Company has established share ownership guidelines for senior employees in the Company’s salary band structure, including the executive officers. The amount of shares required to be retained varies based upon the assigned salary band and associated multiple of base salary. These employees are expected to use shares net of taxes obtained through awards under the long-term equity-based incentive compensation program to establish a significant level of direct ownership. Stock ownership includes:

•	Shares owned individually and by immediate family sharing the same household

•	Restricted stock not yet vested

•	Shares held in the 401(k) plan

•	Shares held in the employee stock purchase plan

•	Shares held in the nonqualified deferred compensation plan

COMPENSATION DISCUSSION AND ANALYSIS

Executive officers are required to retain 100% of the net after-tax shares for one year following exercise or receipt of the shares. In addition, executive officers who have not met the ownership guidelines are required to retain 50% of the net after-tax shares following exercise or receipt of the shares and have 5 years to achieve the new executive share ownership requirements. Specific ownership guidelines for the Named Executive Officers are:

Share Ownership Guidelines
Chief Executive Officer	6x Salary
Other Named Executive Officers	3x Salary

The Committee reviews progress toward achieving the ownership goal for the Company’s executive officers on an annual basis. Based on the 2014 review and December 31, 2014 share price, all of the Named Executive Officers had reached their ownership guideline except Mr. Tuzun. Mr. Tuzun is new to his role and is making appropriate progress toward meeting his ownership guideline.

Beneficial Ownership. The following table sets forth certain information regarding the Named Executive Officers’ beneficial ownership of the Common Stock of the Company as of December 31, 2014:

Title of Class	Name of Officer	Number of Shares Beneficially Owned(1)	Percent of Class
Common Stock	Kevin T. Kabat		3,092,744.3743%
Common Stock	Tayfun Tuzun		79,885.0097%
Common Stock	Greg D. Carmichael		954,776.1158%
Common Stock	Daniel T. Poston		560,397.0680%
Common Stock	Robert A. Sullivan		831,626.1009%

(1)	The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options and stock appreciation rights and shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed. These individuals have the right to acquire the shares indicated after their names, upon the exercise of currently exercisable (or exercisable within 60 days of December 31, 2014) stock appreciation rights: Mr. Kabat, 2,215,665; Mr. Tuzun, 37,712; Mr. Poston, 367,377; Mr. Carmichael, 762,432; and Mr. Sullivan 575,392. The amounts listed for Stock Appreciation Rights represent the number of rights that may be exercised; the actual number of shares delivered will vary based on the stock’s appreciation over the grant price at the time of exercise.

Prohibition on Hedging. The Company prohibits its executive officers from engaging in speculative trading and hedging shares of Company securities. This includes prohibitions against day trading or short selling of Company securities and in transactions in any derivative of Company securities, including buying and writing options. Executives are restricted from buying Company securities on margin or using Company securities as collateral for a loan. Additionally, the Company’s insider trading policy prohibits trading during designated blackout periods and requires approval by the Legal Department prior to any trade.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table. The table below summarizes the compensation awarded, paid to, or earned by the Company’s Named Executive Officers during 2012-2014. The amounts in the Stock Awards and Option Awards columns indicate the grant date fair value associated with all grants awarded in the corresponding year and do not correspond with the amounts that the Named Executive Officers may eventually realize with respect to these awards. The benefit, if any, actually received from these awards will depend upon the future value of our common stock.

2014 Summary Compensation Table
Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1) (2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Kevin T. Kabat Vice Chairman and Chief Executive Officer	2014	$1,046,997	$0	$3,222,806	$1,249,999	$1,545,000	$120,800	$241,794	$7,427,396
	2013	$1,024,227	$0	$3,500,933	$1,499,998	$1,850,000	$0	$289,711	$8,164,869
	2012	$1,000,002	$0	$3,346,412	$2,250,000	$2,115,000	$80,600	$195,327	$8,987,341
Tayfun Tuzun Executive Vice President and Chief Financial Officer	2014	$425,006	$0	$580,111	$224,998	$367,420	$0	$58,114	$1,655,649
	2013	$313,365	$0	$175,050	$74,998	$315,000	$0	$46,875	$925,288
	2012	$274,997	$0	$125,004	$125,001	$225,000	$0	$32,442	$782,444
Greg D. Carmichael President and Chief Operating Officer	2014	$709,203	$0	$1,385,816	$537,497	$935,459	$0	$345,374	$3,913,349
	2013	$695,447	$0	$1,505,406	$644,998	$1,151,720	$0	$375,913	$4,373,484
	2012	$675,002	$0	$1,692,291	$1,000,002	$1,350,000	$0	$300,092	$5,017,386
Daniel T. Poston, Executive Vice President and Chief Strategy and Administrative Officer	2014	$544,322	$0	$741,815	$287,718	$540,000	$0	$287,229	$2,401,084
	2013	$530,281	$0	$927,737	$397,500	$562,500	$0	$306,454	$2,724,472
	2012	$499,990	$0	$978,690	$575,001	$787,500	$0	$223,642	$3,064,823
Robert A. Sullivan Executive Vice President	2014	$570,003	$0	$644,565	$250,001	$446,196	$0	$77,707	$1,988,472
	2013	$570,003	$0	$700,183	$299,998	$460,000	$0	$108,064	$2,138,248
	2012	$570,003	$0	$858,753	$499,999	$577,500	$0	$88,335	$2,594,590

(1)	Amounts reflect the aggregate grant date fair value of awards granted during the year valued in accordance with statement accounting principles generally accepted in the United States of America. Assumptions used in determining fair value are disclosed in the footnote 24 “Stock Based Compensation” located on pages 147-150 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

(2)	The values shown for performance share awards for 2014 in both the Summary Compensation Table and the table below reflect the grant date fair value of $15.61 per share for these awards. The grant date closing stock price on April 15, 2014 was $21.63. However, as in prior years, the number of performance shares awarded was calculated using the 30-day average closing stock price prior to the April 1, 2014 start of the performance period. That 30-day average stock price was $22.34 in 2014. The values shown for 2013 in both the Summary Compensation Table and the table below reflect the grant date fair value of $16.15 per share which is also the grant date closing stock price on April 16, 2013. However, as in prior years, the number of performance shares awarded was calculated using the 30-day average closing stock price prior to the April 1, 2013 start of the performance period. That 30-day average stock price was $16.14 in 2013. The values shown for 2012 reflect the grant date fair value of $14.36 per share which is also the grant date closing stock price on April 17, 2012. However, as in prior years, the number of performance shares awarded was calculated using the 30-day average closing stock price prior to the April 1, 2012 start of the performance period. That 30-day average stock price was $13.88 in 2012. Fair value for 2014, 2013 and 2012 performance share awards assume target performance achievement as of the date of grant. Fair values assuming maximum performance as of the date of grant are as follows:

Fair Value at Maximum Performance
Executive	2012	2013	2014
Kevin T. Kabat	$2,327,813	$3,001,865	$1,834,214
Tayfun Tuzun	—	$150,098	$330,152
Greg D. Carmichael	$1,034,581	$1,290,805	$788,711
Daniel T. Poston	$594,877	$795,484	$422,196
Robert A. Sullivan	$517,305	$600,360	$366,843

(3)	Amounts reflect the VCP award paid in cash to each NEO.

(4)	Amounts reflect the change in pension value only. The Company has a nonqualified deferred compensation plan in which the executives do not receive any above-market or preferable earnings. The earnings received are disclosed in the “Nonqualified Deferred Compensation” table.

(5)	The amounts reflected in the All Other Compensation column consist of the benefits provided to the Company’s Named Executive Officers as described above under “Compensation Discussion and Analysis – Executive Benefits and Perquisites.” The following table reflects the costs of these benefits for 2014:

Name	Perquisites and Other Personal Benefits		Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Other(F)	Total
Kevin T. Kabat	$23,075	(A)	$102,270	$804	$115,645	$241,794
Tayfun Tuzun	$5,968	(B)	$36,906	$241	$14,999	$58,114
Greg D. Carmichael	$22,153	(C)	$68,036	$564	$254,621	$345,374
Daniel T. Poston	$7,468	(D)	$45,750	$433	$233,578	$287,229
Robert A. Sullivan	$3,366	(E)	$45,850	$459	$28,032	$77,707

(A)	The amount shown for Mr. Kabat represents trust and estate planning fees, parking, country club dues, the incremental cost of travel and entertainment benefits provided to Mr. Kabat’s spouse at business functions, and Fifth Third logoed clothing accessories. The Company eliminated the reimbursement of future country club dues to its executive officers in March 2010 but will honor its commitments to pay any existing forgiveness loans entered into to purchase such memberships.

(B)	The amount shown for Mr. Tuzun represents trust and estate planning fees, parking, and Fifth Third logoed clothing accessories.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

(C)	The amount shown for Mr. Carmichael represents trust and estate planning fees, parking, country club dues, the incremental cost of travel and entertainment benefits provided to Mr. Carmichael’s spouse at business functions, and Fifth Third logoed clothing accessories. The Company eliminated the reimbursement of future country club dues to its executive officers in March 2010 but will honor its commitments to pay any existing forgiveness loans entered into to purchase such memberships.

(D)	The amount shown for Mr. Poston represents trust and estate planning fees, parking, and Fifth Third logoed clothing accessories.

(E)	The amount shown for Mr. Sullivan represents the incremental cost of travel and entertainment benefits provided to Mr. Sullivan’s spouse at business functions and Fifth Third logoed clothing accessories.

(F)	The amount shown for Mr. Kabat for represents benefit choice dollars and dividends of $111,645 paid on unvested restricted stock. The amount shown for Mr. Tuzun represents benefit choice dollars and dividends paid on unvested restricted stock. The amount shown for Mr. Carmichael represents benefit choice dollars, dividends of $50,621 paid on unvested restricted stock, and retainer fees of $80,000 and a restricted stock unit award valued at $120,000 from Vantiv, Inc. for serving on the Vantiv Board of Directors. The amount shown for Mr. Poston represents benefit choice dollars, dividends of $29,578 paid on unvested restricted stock, and retainer fees of $80,000 and a restricted stock unit award valued at $120,000 from Vantiv, Inc. for serving on the Vantiv Board of Directors. The amount shown for Mr. Sullivan represents benefit choice dollars and dividends paid on unvested restricted stock

Grants of Plan-Based Awards. The following table illustrates the long-term equity-based incentive compensation awards made to Named Executive Officers during 2014. The table reflects the full grant date fair value of awards made in 2014.

On April 15, 2014, each of the Named Executive Officers received grants of performance shares that will vest three years from the grant date (contingent on meeting the performance threshold), restricted stock that will vest in three equal annual installments from the date of grant, and SARs that will vest in four equal annual installments from the date of grant.

Dividends are paid on unvested restricted stock; these awards are reported in the All Other Stock Awards: Number of Shares of Stock or Units column below. None of these awards have been repriced or modified. As described in the Compensation Discussion and Analysis section, under the provisions of the 2014 Incentive Compensation Plan, these awards are subject to accelerated vesting in the event of a change in control followed by a qualifying termination of employment.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

2014 Grants of Plan-Based Awards
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)				Estimated Future Payouts Under Equity Incentive Plan Awards(3)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date(1)	Date Grant Approved by Compensation Committee	Number of Units	Threshold ($)	Target ($)	Maximum ($)	Number of Units	Threshold (#)	Target (#)	Maximum (#)
Kevin T. Kabat				$0	—	$3,200,000
	4/15/2014	4/15/2014					78,335	19,584	78,335	117,503				$1,222,809
	4/15/2014	4/15/2014										191,424	$21.63	$1,249,999
	4/15/2014	4/15/2014									92,464			$1,999,996
Tayfun Tuzun				$0	—	$900,000
	4/15/2014	4/15/2014					14,100	3,525	14,100	21,150				$220,101
	4/15/2014	4/15/2014										34,456	$21.63	$224,998
	4/15/2014	4/15/2014									16,644			$360,010
Greg D. Carmichael				$0	—	$1,800,000
	4/15/2014	4/15/2014					33,684	8,421	33,684	50,526				$525,807
	4/15/2014	4/15/2014										82,312	$21.63	$537,497
	4/15/2014	4/15/2014									39,760			$860,009
Daniel T. Poston				$0	—	$1,200,000
	4/15/2014	4/15/2014					18,031	4,508	18,031	27,047				$281,464
	4/15/2014	4/15/2014										44,061	$21.63	$287,718
	4/15/2014	4/15/2014									21,283			$460,351
Robert A. Sullivan				$0	—	$900,000
	4/15/2014	4/15/2014					15,667	3,917	15,667	23,501				$244,562
	4/15/2014	4/15/2014										38,285	$21.63	$250,001
	4/15/2014	4/15/2014									18,493			$400,004

(1)	Awards were made under the 2014 Incentive Compensation Plan as approved by shareholders on April 15, 2014

(2)	NEOs do not have assigned annual incentive targets; rather, each NEO has an incentive opportunity range up to an established maximum.

(3)	Includes performance shares that are settled in Company stock, only after threshold performance or greater is achieved

(4)	Grant Date Fair Value of Equity Incentive Plan Awards granted on April 15, 2014 calculated as [total number of shares] multiplied by $15.61 Grant Date Fair Value of Option Awards granted on April 15, 2014 calculated as [total number of shares] multiplied by $6.53 Grant Date Fair Value of Stock Awards granted on April 15, 2014 calculated as [total number of shares] multiplied by $21.63

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Outstanding Equity Awards at Year-End. The following table outlines outstanding long-term equity-based incentive compensation awards for the Named Executive Officers as of December 31, 2014. Each outstanding award is shown separately. The Option Award columns reflect stock appreciation rights. The Stock Award columns include restricted stock and performance share awards, with performance share awards listed in the Equity Incentive Plan Award columns. Performance shares settle entirely in shares of Company stock, only after threshold performance or greater is achieved. The vesting schedule for each award is described in the footnotes to this table.

Outstanding Equity Awards at December 31, 2014
	Option Awards						Stock Awards(16)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin T. Kabat	62,377	—		—	$42.90	4/8/2015	—		—	—		—
	60,000	—		—	$37.58	1/23/2016	—		—	—		—
	71,100	—		—	$39.36	4/7/2016	—		—	—		—
	233,333	—		—	$38.27	4/9/2017	—		—	—		—
	500,000	—		—	$40.10	4/23/2017	—		—	—		—
	269,231	—		—	$19.26	4/15/2018	—		—	—		—
	350,000	—	(1)	—	$3.96	4/21/2019	—		—	—		—
	321,429	107,142	(2)	—	$13.36	4/19/2021	—		—	—		—
	265,958	265,957	(3)	—	$14.36	4/17/2022	—		—	—		—
	82,237	246,710	(4)	—	$16.15	4/16/2023	—		—	—		—
	—	191,424	(5)		$21.63	4/15/2024	—		—	—		—
	—	—		—	—	—	3,414	(6)	$69,577	—		—
	—	—		—	—	—	26,111	(7)	$532,142	—		—
	—	—		—	—	—	14,722	(8)	$300,034	—		—
	—	—		—	—	—	82,551	(9)	$1,682,389	—		—
	—	—		—	—	—	92,464	(10)	$1,884,416	—		—
	—	—		—	—	—	—		—	81,052	(13)	$1,651,840
	—	—		—	—	—	—		—	92,937	(14)	$1,894,056
	—	—		—	—	—	—		—	78,335	(15)	$1,596,467
Tayfun Tuzun	3,923	—		—	$19.26	4/15/2018	—		—	—		—
	6,000	—	(1)	—	$3.96	4/21/2019	—		—	—		—
	4,615	—		—	$14.80	4/20/2020	—		—	—		—
	4,286	1,428	(2)	—	$13.36	4/19/2021	—		—	—		—
	14,776	14,775	(3)	—	$14.36	4/17/2022	—		—	—		—
	4,112	12,335	(4)	—	$16.15	4/16/2023	—		—	—		—
	—	34,456	(5)	—	$21.63	4/15/2024	—		—	—		—
	—	—		—	—	—	561	(11)	$11,433	—		—
	—	—		—	—	—	4,352	(7)	$88,694	—		—
	—	—		—	—	—	1,566	(8)	$31,915	—		—
	—	—		—	—	—	4,127	(9)	$84,108	—		—
	—	—		—	—	—	16,644	(10)	$339,205	—		—
	—	—		—	—	—	—	—	—	4,647	(14)	$94,706
	—	—		—	—	—	—	—	—	14,100	(15)	$287,358

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

	Option Awards						Stock Awards(16)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Greg D. Carmichael	62,377	—		—	$42.90	4/8/2015	—		—	—		—
	60,000	—		—	$37.58	1/23/2016	—		—	—		—
	71,100	—		—	$39.36	4/7/2016	—		—	—		—
	66,667	—		—	$38.27	4/9/2017	—		—	—		—
	84,615	—		—	$19.26	4/15/2018	—		—	—		—
	125,000	—	(1)	—	$3.96	4/21/2019	—		—	—		—
	139,107	46,369	(2)	—	$13.36	4/19/2021	—		—	—		—
	118,204	118,203	(3)	—	$14.36	4/17/2022	—		—	—		—
	35,362	106,085	(4)	—	$16.15	4/16/2023	—		—	—		—
	—	82,312	(5)	—	$21.63	4/15/2024	—		—	—		—
	—	—		—	—	—	2,433	(6)	$49,585	—		—
	—	—		—	—	—	11,605	(7)	$236,510	—		—
	—	—		—	—	—	9,397	(8)	$191,511	—		—
	—	—		—	—	—	35,497	(9)	$723,429	—		—
	—	—		—	—	—	39,760	(10)	$810,309	—		—
	—	—		—	—	—	—		—	36,023	(13)	$734,149
	—	—		—	—	—	—		—	39,963	(14)	$814,446
	—	—		—	—	—	—		—	33,684	(15)	$686,480
Daniel T. Poston	36,058	—		—	$42.90	4/8/2015	—		—	—		—
	30,000	—		—	$37.58	1/23/2016	—		—	—		—
	35,550	—		—	$39.36	4/7/2016	—		—	—		—
	26,667	—		—	$38.27	4/9/2017	—		—	—		—
	30,769	—		—	$19.26	4/15/2018	—		—	—		—
	40,000	—	(1)	—	$3.96	4/21/2019	—		—	—		—
	78,572	26,190	(2)	—	$13.36	4/19/2021	—		—	—		—
	67,968	67,966	(3)		$14.36	4/17/2022	—		—	—		—
	21,793	65,378	(4)	—	$16.15	4/16/2023	—		—	—		—
	—	44,061	(5)	—	$21.63	4/15/2024	—		—	—		—
	—	—		—	—	—	1,334	(6)	$27,187	—		—
	—	—		—	—	—	6,672	(7)	$135,975	—		—
	—	—		—	—	—	5,482	(8)	$111,723	—		—
	—	—		—	—	—	21,875	(9)	$445,813	—		—
	—	—		—	—	—	21,283	(10)	$433,748	—		—
	—	—		—	—	—	—		—	20,713	(13)	$422,131
	—	—		—	—	—	—		—	24,628	(14)	$501,919
	—	—		—	—	—	—		—	18,031	(15)	$367,472

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

	Option Awards						Stock Awards(16)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert A. Sullivan	62,377	—		—	$42.90	4/8/2015	—		—	—		—
	60,000	—		—	$37.58	1/23/2016	—		—	—		—
	71,100	—		—	$39.36	4/7/2016	—		—	—		—
	66,667	—		—	$38.27	4/9/2017	—		—	—		—
	80,769	—		—	$19.26	4/15/2018	—		—	—		—
	87,500	—	(1)	—	$3.96	4/21/2019	—		—	—		—
	71,429	23,809	(2)	—	$13.36	4/19/2021	—		—	—		—
	59,102	59,101	(3)	—	$14.36	4/17/2022	—		—	—		—
	16,448	49,341	(4)	—	$16.15	4/16/2023	—		—	—		—
	—	38,285	(5)	—	$21.63	4/15/2024	—		—	—		—
	—	—		—	—	—	1,525	(6)	$31,080	—		—
	—	—		—	—	—	5,802	(7)	$118,245	—		—
	—	—		—	—	—	4,020	(8)	$81,928	—		—
	—			—	—	—	16,510	(9)	$336,474	—		—
	—	—		—	—	—	18,493	(10)	$376,887	—		—
	—	—		—	—	—	—		—	18,012	(13)	$367,085
	—	—		—	—	—	—		—	18,587	(14)	$378,803
	—	—		—	—	—	—		—	15,667	(15)	$319,293

(1)	A portion of the awards issued in 2009 prior to the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury on June 15, 2009 were forfeited in 2011 in order to comply with the Interim Final Rule. The value for the 2009 SAR award is the maximum possible award value, assuming a minimum proration factor calculated using the expiration date as the end date for the time awards are considered outstanding (proration is based on the number of days the executive officer was considered a TARP MHCE divided by the total number of days the award is considered outstanding). The award value will be less if the executive officer decides to exercise prior to the expiration date

(2)	All unvested shares are scheduled to vest on April 19, 2015

(3)	One-fourth of the unexercisable shares will vest on each of April 17, 2015 and 2016

(4)	One-fourth of the unexercisable shares will vest on each of April 16, 2015, 2016, and 2017

(5)	One-fourth of the unexercisable shares will vest on each of April 15, 2015, 2016, 2017, and 2018

(6)	All unvested shares are scheduled to vest on February 21, 2015

(7)	All unvested shares are scheduled to vest on April 17, 2015

(8)	One-third of the unvested shares will vest on each of February 19, 2015, and 2016

(9)	One-third of the unvested shares will vest on each of April 16, 2015, and 2016

(10)	One-third of the unvested shares will vest on each of April 15, 2015, 2016, and 2017

(11)	All unvested shares are scheduled to vest on April 19, 2015

(12)	One-third of the unvested shares will vest on each October 1, 2015, and 2016

(13)	All unvested shares are scheduled to vest on April 17, 2015, subject to achievement of stated performance goals

(14)	All unvested shares are scheduled to vest on April 16, 2016, subject to achievement of stated performance goals

(15)	All unvested shares are scheduled to vest on April 15, 2017, subject to achievement of stated performance goals

(16)	Values are based on December 31, 2014 closing price of the Company’s common stock of $20.38 and are based on achievement of target performance

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Option Exercises and Stock Vested. The following table outlines stock appreciation rights and stock options exercised and restricted stock, performance share awards, and long-term cash that vested during 2014.

2014 Option Exercises & Stock Vested
	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin T. Kabat	—	—	266,731	$5,952,075
Tayfun Tuzun	—	—	6,092	$135,768
Greg D. Carmichael	—	—	118,093	$2,632,514
Daniel T. Poston	—	—	67,782	$1,510,374
Robert A. Sullivan	—	—	59,497	$1,327,050

(1)	There were no option exercises for Named Executive Officers in 2014

(2)	The dollar figures in the table represent the value on the vest date for stock awards. Mr. Tuzun’s amount of value realized includes $6,000 of long-term cash for which no shares were received.

Pension Benefits. The following table illustrates the payments in connection with retirement, shown for each retirement plan. The table shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer under The Fifth Third Bancorp Master Retirement Plan (the “Master Retirement Plan”) determined using interest rates and mortality rate assumptions consistent with those used in the Company’s Financial Statements (disclosed in footnote 21 “Retirement and Benefit Plans” located on pages 138-142 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014).

The Master Retirement Plan was frozen as of November 15, 1998 except for employees who were at least age 50 and had 15 years of credited service as of December 31, 1998. For the purpose of computing a benefit under these plans on December 31, 2014, Mr. Kabat has a frozen benefit related to his service with Old Kent Financial Corporation. His annual benefit at age 65 would be approximately $65,400. Messrs. Poston, Carmichael, Sullivan and Tuzun joined the Company after these plans were frozen and therefore are not eligible to participate.

The figures in the table below were calculated as of December 31, 2014 using the earliest age (or current age, if older) at which the Named Executive Officer may retire under the plan without a reduction of benefits due to age.

The benefits under the Master Retirement Plan for Mr. Kabat are calculated using the highest five out of the last 10 years of eligible wages, which generally includes W-2 pay including pre-tax deferrals. The normal benefit is equal to 1.68% of average monthly compensation plus 0.625% of average monthly earnings in excess of his Social Security covered compensation. This monthly benefit was converted to a present value in the table below. Mr. Kabat became eligible for early retirement upon attainment of age 55.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Mr. Kabat’s credited service is as of the date the Old Kent Retirement Income Plan was frozen on March 10, 2002. His actual service with the Company is over 32 years. There is no additional value on a termination basis for Mr. Kabat.

2014 Pension Benefits
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2014 ($)
Kevin T. Kabat	Master Retirement Plan	19.75	$685,600	—
Tayfun Tuzun	—	—	—	—
Daniel T. Poston	—	—	—	—
Greg D. Carmichael	—	—	—	—
Robert A. Sullivan	—	—	—	—

Nonqualified Deferred Compensation. The Company maintains a Nonqualified Deferred Compensation Plan that allows participant and Company contributions.

Participants are able to defer all but $50,000 of their base salary and 100% of their annual cash incentive compensation award. Beginning January 1, 2007, participants were able to diversify their investments into investment alternatives that are similar to those that are available in the Company’s 401(k) plan.

In addition, the Company makes contributions for loss of qualified 401(k) plan matching and/or discretionary contributions due to base salary or annual cash incentive compensation deferrals or due to wage and/or contribution limitations under the qualified 401(k) plan. The Company’s contribution to this plan is determined by taking the participant’s eligible wages above the qualified 401(k) plan compensation limits ($260,000 for 2014) and applying the Company’s 401(k) match (4%) and discretionary contribution (2% for 2014) percent. If other qualified plan 401(k) limitations applied, the participants would also have contributions made to the plan for those limitations.

Distributions are made in a lump sum or in up to ten annual installments. The Named Executive Officers may elect when the payments commence. The earliest distribution is August of the calendar year following the year of retirement. The entire distribution may be made no later than the tenth calendar year following the year of retirement. This plan is intended to comply with the requirements of Section 409(A) of the Internal Revenue Code.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

The following table illustrates the nonqualified deferred compensation benefits by plan. It includes each Named Executive Officer’s and the Company’s contributions (each of which are reflected in the amounts disclosed in the 2014 Summary Compensation Table) under the nonqualified plan as well as the earnings during 2014 but it does not reflect matching 401(k) or discretionary contributions made under the qualified plan.

2014 Nonqualified Deferred Compensation
Name	Plan	Executive Contributions in 2014 ($)	Registrant Contributions in 2014 ($)	Aggregate Earnings in 2014 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at December 31, 2014 ($)
Kevin T. Kabat	NQDCP(1)	$567,200	$84,220	$99,634	—	$2,789,131
Tayfun Tuzun	NQDCP(1)	$115,750	$16,200	$25,928	—	$673,574
Greg D. Carmichael	NQDCP(1)	$450,988	$49,986	$326,915	—	$3,737,306
Daniel T. Poston	NQDCP(1)	—	$28,309	$3,348	—	$230,940
Robert A. Sullivan	NQDCP(1)	—	$27,800	$13,735	—	$457,024

(1)	The Company maintains a nonqualified deferred compensation plan (“NQDCP”). The investments under this plan would produce earnings equal to those of any other investor who invested like money in like investments for the same time period during the year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The treatment of equity-based awards, under all termination scenarios, is dictated by the 2004, 2008, 2011 and 2014 Incentive Compensation Plans, which were approved by shareholders on March 23, 2004, April 15, 2008, April 19, 2011, and April 15, 2014 respectively. The design of the 2004 plan, including the vesting provisions under which equity awards continue to vest upon retirement and accelerate upon a change in control, was determined by the Committee to be appropriate and consistent with competitive practice among the Company’s peers at that time. The 2008, 2011 and 2014 plans provide immediate vesting upon a change in control only upon involuntary separation from service within two years after a change in control (i.e., a double-trigger).

The Company’s change in control agreements were also determined by the Committee to provide appropriate benefits based on a competitive review of the Compensation Peer Group and published guidance at the time of their adoption from institutional shareholder groups such as ISS and CalPERS. Although these agreements expired on December 31, 2014, the tables below reflect the payouts that would have been made on termination after a change in control.

These arrangements fit into the Company’s overall compensation objectives as they are viewed to be competitive, but not excessive, relative to our Compensation Peer Group, and allow us to attract and retain qualified senior executives. However, these arrangements impact neither the compensation target levels that are based on market median compensation, nor the compensation awards that are based on a variety of performance factors, as described in this proxy statement.

The estimated payouts under a variety of termination scenarios for the Named Executive Officers are shown below. For all termination scenarios, the figures reflect unvested long-term equity-based incentive compensation awards as of December 31, 2014, and at the closing stock price of $20.38 on that date.

Voluntary or Without Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon voluntary termination. If the Named Executive Officer were retirement eligible, he would continue vesting in outstanding equity awards, the values of which are included in the table below. The Named Executive Officer’s termination would not result in enhanced retirement benefits beyond the benefits described in the Pension Benefits Section. Eligibility for other payments would be determined in a manner consistent with all officers of the Company.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

With Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon involuntary termination. Under the terms of the 2004, 2008, 2011 and 2014 Incentive Compensation Plans, if the Named Executive Officer is retirement eligible he may continue vesting in outstanding equity awards, the values of which are included in the table below. The Named Executive Officer’s termination would not result in enhanced retirement benefits. Eligibility for other payments would be determined in a manner consistent with all officers of the Company.

Death and Disability. Under the terms of the 2004, 2008, 2011 and 2014 Incentive Compensation Plans all outstanding awards vest immediately. Performance shares are earned on a prorated basis based on the Named Executive Officer’s full months of service and are adjusted based on the achievement of the performance goals for the full performance period. The Named Executive Officers’ termination would not result in enhanced retirement benefits, beyond the benefits described in the Pension Benefits section. In the event of death, the defined benefit pension would be a 50% joint and survivor payout and the 401(k) Plan would immediately vest. Eligibility for other payouts would be determined in a manner consistent with all other officers.

Change in Control Agreements. As described in the “Severance and Change in Control Benefits” section, the Company maintained agreements with all of the Named Executive Officers, among others, providing for the payment of benefits upon termination following a change in control (a “triggering event”). In exchange for the payments and benefits of the agreement, the eligible Named Executive Officer would have been required to sign an agreement at the time of the triggering event to not compete with, nor solicit employees or customers from, the Company for a period of three years following the officer’s termination. Forms of these agreements were previously filed with the Company’s securities filings.

The cash severance payment would be equal to 2.99 times the Named Executive Officer’s base salary plus his/her target annual cash incentive compensation award. In addition, the Named Executive Officer would earn a pro-rated VCP award for the fiscal year of the termination. The table below reflects an assumed full-year VCP award at the amount each Named Executive Officer would be eligible to receive if the Company achieves 100% of its annual performance incentive target under the Annual Incentive Plan.

Upon a change in control, as defined in our Incentive Compensation Plans approved by shareholders, outstanding equity awards (stock options, stock appreciation rights, and restricted stock awards) granted prior to April 15, 2008 would vest immediately. This is true for all equity award recipients, not just for the Company’s Named Executive Officers. The value of performance shares would be calculated based on the current market value of the Company’s stock on the date of the change in control times the target number of performance shares determined on the date(s) of grant. Awards granted after April 15, 2008, contain double-trigger vesting provisions under which accelerated vesting will apply in the event of involuntary termination of employment within two years after the change in control.

The Named Executive Officer would receive three additional years of age and service credit under the qualified and nonqualified defined contribution plans, three years of medical, dental and life insurance benefits, and the additional value, if any, of the pension benefit at age 60 (which are reflected in the Other Benefits and Potential Excise Tax Gross-Up category below) upon a triggering event. The Named Executive Officers’ termination would not result in enhanced retirement benefits, beyond the benefits described in the Pension Benefits section.

The agreements signed with Messrs. Kabat, Sullivan and Carmichael were signed before 2012 and contained a provision that in the event that the change in control benefits subject them to excise tax on excess parachute payments as outlined under Sections 280G and 4999 of the Internal Revenue Code, if a 10% reduction in the benefits would eliminate the excise tax, their benefits would be reduced to the extent necessary to avoid the excise tax. If the payment exceeded the limit by more than 10%, the Company would make a tax gross-up

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

payment to reimburse them for the excise tax and associated income taxes. These agreements expired on December 31, 2014 and, under our Severance Plan, all excise tax gross-ups have been eliminated effective as of January 1, 2015.

The agreements with Messrs. Poston and Tuzun were signed after 2012 and contained provisions to limit the benefits to these executives if they would be subject to excise taxes under Section 4999 of the Internal Revenue Code or a deduction limitation under Section 280G of the Internal Revenue Code and did not contain provisions to make any gross-up payments to reimburse them.

Material differences in circumstances relate to retirement eligibility, as described above. As of December 31, 2014, each of our Named Executive Officers, other than Mr. Tuzun , are retirement eligible for some equity compensation award agreements, which provide for continuing vesting of their outstanding equity awards.

The tables below contain the total payments under each termination scenario.

Termination Scenarios[1]
Name	Voluntary or Without Cause	With Cause	Death or Disability
Kevin T. Kabat	—	—	$14,596,846
Tayfun Tuzun	—	—	$2,195,182
Greg D. Carmichael	—	—	$8,887,869
Daniel T. Poston	—	—	$3,529,129
Robert A. Sullivan	—	—	$3,497,658

(1)	Unvested equity and/or retirement benefits are the only eligible form of payment in each of the termination scenarios

Involuntary Termination Upon a Change in Control
Name	Cash Severance	Unvested Equity	Other Benefits and Potential Excise Tax Gross-Up	Total
Kevin T. Kabat	$9,304,313	$8,338,855	$5,381,112	$23,024,280
Tayfun Tuzun	$2,930,085	$730,179	$1,238,109	$4,898,373
Greg D. Carmichael	$5,731,611	$3,700,786	$4,668,421	$14,100,818
Daniel T. Poston	$3,686,083	$2,149,483	$1,145,123	$6,980,690
Robert A. Sullivan	$3,578,323	$1,770,953	$1,498,998	$6,848,275

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

DIRECTOR COMPENSATION

The following table illustrates the 2014 compensation structure for non-employee directors. Employee directors receive no compensation for their Board service. In addition to the compensation described below, each director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Element of Compensation	2014 Amount
Annual retainer (cash)[1]		$50,000
Annual committee chair retainer (cash)[2]	$ $	10,000 to 50,000
Board meeting fees – per meeting (cash)[3]		$2,000
Committee meeting fees – per meeting (cash)[3]		$2,000
Restricted stock units[4]		$100,000

(1)	$100,000 for Lead Director and $200,000 for Chairman
(2)	$17,500 for Audit Committee Chair, $15,000 for Human Capital & Compensation and Risk & Compliance Committee Chairs, $10,000 for Nominating and Corporate Governance Committee Chair and $50,000 for the Finance Committee Chair
(3)	The Board Chair is not eligible for Board meeting fees or Committee meeting fees
(4)	$250,000 for Chairman, vests on Board service end date

The Company’s 2014 Incentive Compensation Plan provides that the Committee has full authority to provide equity-based or other incentive awards to non-employee directors. Equity-based awards shown in the table below were granted under the 2014 Incentive Compensation Plan. The Company has a stock ownership guideline for its directors of shares having a value equal to at least $250,000.

Pursuant to a Deferred Compensation Plan, directors may annually defer from one-half to all of their cash compensation as directors. The deferred funds receive earnings based on the mutual fund(s) elected by each director or the directors may elect a rate equal to the rate of return on the Company’s common stock. The directors do not receive any above-market or preferential earnings.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

The following table summarizes the compensation earned by or awarded to each non-employee director who served on the Board of Directors during 2014. The Stock Awards and Option Awards columns in the table display the grant date fair value associated with the equity awards. The amounts listed in the Stock Awards column represent a restricted stock unit award which vests once service as a director ends. The award relates to the fiscal year in which it was granted. Directors did not receive any Option Awards or Non-Equity Incentive Plan Compensation in 2014.

2014 Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards(2)(4)(5) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(6) ($)	Total ($)
Nicholas K. Akins	$108,000	$100,000	—	—	—	$2,779	$210,779
Darryl F. Allen	$63,750	—				$10,512	$74,262
B. Evan Bayh	$110,000	$100,000	—	—	—	$11,278	$221,278
Ulysses L. Bridgeman, Jr.	$112,000	$100,000	—	—	—	$10,806	$222,806
Emerson L. Brumback	$176,750	$100,000	—	—	—	$14,753	$291,503
James P. Hackett	$196,000	$250,000	—	—	—	$13,467	$459,467
Gary R. Heminger	$184,500	$100,000	—	—	—	$10,806	$295,306
Jewell D. Hoover	$119,500	$100,000	—	—	—	$16,194	$235,694
William Isaac	$87,500	—	—	—	—	$33,871	$121,371
Mitchel D. Livingston, Ph.D.	$124,200	$100,000	—	—	—	$10,806	$235,006
Michael B. McCallister	$108,000	$100,000	—	—	—	$23,386	$231,386
Hendrik G. Meijer	$118,000	$100,000	—	—	—	$10,806	$228,806
John J. Schiff, Jr.	$59,000	—	—	—	—	$6,668	$65,668
Marsha C. Williams	$204,000	$100,000	—	—	—	$25,295	$329,295

(1)	Non-employee directors of Fifth Third Bancorp who also serve as directors of our subsidiary, Fifth Third Bank, receive attendance fees for each board or committee meeting attended. Attendance fees are identical to the schedule of fees paid to directors of Fifth Third Bancorp and are included in these totals.

(2)	Outstanding Stock Awards for current directors totaled 218,686 shares as of December 31, 2014

(3)	There were no options awarded to directors in 2014. Outstanding Option Awards for current directors totaled 17,000 shares as of December 31, 2014

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Director	Number of Outstanding Option Awards
Nicholas K. Akins	—
B. Evan Bayh	—
Ulysses L. Bridgeman, Jr.	1,000
Emerson L. Brumback	—
James P. Hackett	5,000
Gary R. Heminger	500
Jewell D. Hoover	500
Mitchel D. Livingston, Ph.D.	5,000
Michael B. McCallister	—
Hendrik G. Meijer	5,000
Marsha C. Williams	—

(4)	The full fair value of stock awards granted in 2014 totaled $1,250,000:

Director	Grant Date	Shares Granted	Grant Date Fair Value of Restricted Stock Awards
Nicholas K. Akins	4/15/2014	4,623	$100,000
Darryl F. Allen	—	—	—
B. Evan Bayh	4/15/2014	4,623	$100,000
Ulysses L. Bridgeman, Jr.	4/15/2014	4,623	$100,000
Emerson L. Brumback	4/15/2014	4,623	$100,000
James P. Hackett	4/15/2014	6,935	$150,000
James P. Hackett	6/24/2014	4,660	$100,000
Gary R. Heminger	4/15/2014	4,623	$100,000
Jewell D. Hoover	4/15/2014	4,623	$100,000
William Isaac	—	—	—
Mitchel D. Livingston, Ph.D.	4/15/2014	4,623	$100,000
Michael B. McCallister	4/15/2014	4,623	$100,000
Hendrik G. Meijer	4/15/2014	4,623	$100,000
John J. Schiff, Jr.	—	—	—
Marsha C. Williams	4/15/2014	4,623	$100,000

(5)	Assumptions used in determining fair value are disclosed in footnote 24 “Stock Based Compensation” located on pages 147-150 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

(6)	Amounts include restricted stock dividends and travel and expense reimbursements.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2014, the Human Capital and Compensation Committee members were Messrs. Heminger, Livingston, Meijer, Akins, and Ms. Williams. No Executive Officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Human Capital and Compensation Committee.

COMPENSATION COMMITTEE REPORT

The following Report of the Human Capital and Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Human Capital and Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis (“CD&A”) as well as the accompanying tables set forth in the section titled “Compensation of Named Executive Officers and Directors.” Based on that discussion, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Marsha C. Williams, Chair

Nicholas K. Akins

Gary R. Heminger

Hendrik G. Meijer

Mitchel D. Livingston, Ph.D.

CERTAIN TRANSACTIONS

The Charter of the Company’s Human Capital and Compensation Committee requires that the Human Capital and Compensation Committee pre-approve all related party or affiliate transactions between the Company and any of its affiliates, directors, officers and/or employees or in which any of such persons directly or indirectly is interested or benefited, other than for extensions of credit otherwise covered by policies and procedures governed by Federal Reserve Regulation O.

Certain of these related party transactions are required to be disclosed by the Company in this proxy statement:

One of the Company’s directors, Katherine B. Blackburn, is the Executive Vice President of the Cincinnati Bengals professional football team. She and members of her immediate family own substantially all of the equity interests in the parent company of the Cincinnati Bengals. During 2014, the Company paid the Cincinnati Bengals approximately $1.8 million for sponsorship arrangements, tickets and advertising expenses. Prior to Ms. Blackburn’s appointment to the Board, in September 2014 the Company and the Cincinnati Bengals signed a 5 year contract extension for these arrangements that call for total payments by the Company during that period of over $7.9 million. By virtue of Ms. Blackburn’s being an executive officer and a principal owner of the Cincinnati Bengals, she is deemed to be a related party having a direct material interest in these arrangements.

Also, Joshua Livingston is employed by Fifth Third Bank as a Vice President and Large Corporate Healthcare Relationship Manager III. He is the son of one of the Company’s retiring directors, Dr. Mitchel D. Livingston. In 2014 Joshua Livingston received compensation of approximately $150,000 including base salary and incentive compensation as well as benefits generally available to similarly situated employees. This compensation package was established by the Company in accordance with its employment and compensation policies and practices applicable to employees with equivalent qualifications and responsibilities in similar positions.

Additionally, Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary bank to various of its directors, executive officers and corporations or other entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iii) did not involve more than a normal risk of collectability or did not present other features unfavorable to the Company.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In accordance with its written charter adopted by the Board of Directors (“Board”), which may be found in the Corporate Governance Section of the Company’s website at www.53.com, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2014, the Committee met twelve (12) times, and the Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings to the Securities and Exchange Commission with the Chief Executive Officer, Chief Financial Officer, Controller and the independent external audit firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent external audit firm a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence and satisfied itself as to the firm’s independence. The Committee also discussed with management, the internal auditors and the independent external audit firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent external audit firm and internal auditors, their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent external audit firm all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, and Rule 2-07, Communication with Audit Committees, of Regulation S-X, and, with and without management present, discussed and reviewed the results of the independent external audit firm’s examination of the financial statements. The Committee also discussed the results of internal audits.

The Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2014, and management’s assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 with management and the independent external audit firm. Management has the responsibility for the preparation of the Company’s consolidated financial statements and their assertion on the design and effectiveness of the Company’s internal control over financial reporting and the independent external audit firm has the responsibility for the audits of those consolidated statements and of the effectiveness of internal control over financial reporting.

Based on the above-mentioned reviews and discussions with management and the independent external audit firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements and report on the effectiveness of internal control over financial reporting be included in its Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission. The Committee also appointed the independent external audit firm for 2015.

Emerson L. Brumback, Chairman

Nicholas K. Akins

Jewell D. Hoover

Michael B. McCallister

PRINCIPAL INDEPENDENT EXTERNAL AUDIT FIRM FEES

The following table sets forth the aggregate fees billed to Fifth Third Bancorp for the fiscal years ended December 31, 2014 and December 31, 2013 by the Company’s independent external audit firm, Deloitte & Touche LLP.

	December 31,
	2014	2013
Audit Fees	$3,875,775	$3,736,856
Audit-Related Fees(a)	1,076,175	883,794
Tax Fees(b)	163,119	220,374
All Other Fees(c)	182,934	160,636

	$5,298,003	$5,001,660

(a)	Includes fees for services related to benefit plan audits, common trust fund audits, stand-alone statutory audits, examinations of management’s assertion, reports pursuant to Statement on Standards for Attestation Engagements No. 16, loan servicing reports and trust compliance.
(b)	Includes fees for services related to tax compliance and tax consulting and planning. Of these amounts, for 2014 $74,361 represents fees for tax compliance services and $88,758 represents fees for tax consulting and planning services and for 2013 $72,307 represents fees for tax compliance services and $148,067 represents fees for tax consulting and planning services.
(c)	Includes fees for subscription services and certain agreed-upon procedures in 2014 and 2013. The Audit Committee has concluded that the provision of these services is compatible with maintaining the principal accountant’s independence.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by the independent external audit firm, except as described below.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of fees paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Deloitte & Touche LLP during 2014 or 2013 pursuant to this exception.

COMPANY PROPOSAL 1:

INDEPENDENT EXTERNAL AUDIT FIRM

(Item 2 on Proxy Card)

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of Deloitte & Touche LLP to serve as its independent external audit firm for the Company for the year 2015. The firm has served as the independent external audit firm for the Bank since 1970 and the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to make such comments as they desire and to respond to questions from shareholders of the Company. Action by the shareholders is not required by law in the appointment of an independent external audit firm, but their appointment is submitted by the Audit Committee in order to give the shareholders a voice in the designation of the independent external audit firm. If the resolution approving Deloitte & Touche LLP as the Company’s independent external audit firm is rejected by the shareholders, then the Audit Committee will reconsider its choice of independent external audit firm. Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of a different independent external audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent external audit firm. The Audit Committee is also responsible for the audit fee negotiations associated with the Company’s retention of Deloitte & Touche LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. Additionally, the Audit Committee and its Chair are directly involved in the selection and mandated rotation of the lead engagement partner from Deloitte & Touche LLP.

The members of the Audit Committee believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent external audit firm is in the best interest of the Company and its investors.

Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve the appointment of Deloitte & Touche LLP. Abstentions will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF THE RESOLUTION.

COMPANY PROPOSAL 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 3 on Proxy Card)

As required by Section 14A of the Exchange Act, we are seeking advisory shareholder approval of the compensation of the Named Executive Officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

RESOLVED, that the shareholders advise that they approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure shall include the “Compensation Discussion and Analysis” section and the compensation tables and any related material in the “Compensation of Named Executive Officers and Directors” section of this proxy statement for its 2015 Annual Meeting).

Because your vote is advisory, it will not be binding upon the Board. However, the Human Capital and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

As discussed in “Compensation Discussion and Analysis” the Human Capital and Compensation Committee has determined that the compensation structure for executive officers is effective and appropriate and has determined that the Company’s aggregate 2014 Total Rewards package (and potential payouts in the severance and change-in-control scenarios) for its Named Executive Officers are reasonable and appropriate. Shareholders are encouraged to read the section of this proxy statement titled “Compensation Discussion and Analysis” as well as the tabular disclosure regarding Named Executive Officer compensation together with the accompanying narrative disclosure.

The Company is currently conducting “Say-on-Pay” advisory votes on an annual basis. The next “Say-on-Pay” vote is currently scheduled for the 2016 Annual Meeting. However, please see Company Proposal 3 regarding an advisory vote on the frequency of these “Say-on-Pay” votes.

VOTE REQUIRED

Pursuant to the Company’s Code of Regulations, the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve this advisory proposal. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted in favor of this non-binding advisory proposal unless otherwise instructed by the shareholder. Abstentions, and shares not voted by shareholders of record present or represented at the Annual Meeting and entitled to vote, will have the same effect as a vote cast against the advisory proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION

COMPANY PROPOSAL 3:

ADVISORY VOTE ON FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION

(Item 4 on Proxy Card)

As required by Section 14A of the Exchange Act, we are seeking advisory shareholder approval of the frequency of advisory shareholder votes on compensation of the named executive officers through the following resolution:

RESOLVED, that the shareholders advise that an advisory resolution with respect to executive compensation should be presented to the shareholders every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for one, two or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain.

The Board believes that current best corporate practices and governance trends favor an annual advisory vote and has determined to hold an annual advisory vote. This would give shareholders the opportunity to react promptly to emerging trends in compensation, and the Board and the Human Capital and Compensation Committee the opportunity to evaluate compensation decisions in light of yearly feedback from shareholders.

Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when considering the frequency of advisory shareholder approval of the compensation of named executive officers.

Although we are only required to conduct an advisory vote on the frequency of votes on executive compensation every six years, we believe that holding an annual vote will allow the shareholders and our Board to promptly consider this frequency as emerging corporate practices and governance trends develop.

VOTE REQUIRED

Pursuant to the Company’s Code of Regulations, the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve one of the selections under this advisory proposal. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted in favor of “every 1 year” unless otherwise instructed by the shareholder. Abstentions, and shares not voted by shareholders of record present or represented at the Annual Meeting and entitled to vote, will have the same effect as a vote cast against the advisory proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS HOLDING AN ADVISORY VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS EVERY “1 YEAR”

2016 SHAREHOLDER PROPOSALS

Shareholder Proposals to be included in the Company’s Proxy Statement

In order for a shareholder proposal for the 2016 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s proxy statement, it must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), and must be received by the Company on or before November 6, 2015 at the following address or facsimile number:

Fifth Third Bancorp

38 Fountain Square Plaza

MD10AT76

Cincinnati, Ohio 45263

Attn: Board Secretary

Facsimile: (513) 534-6757

Shareholder Proposals not included in the Company’s Proxy Statement

Any shareholder who intends to propose any matter to be acted upon at the 2016 Annual Meeting of Shareholders without such proposal being included in the Company’s proxy statement as a shareholder proposal must send a notice to the Board Secretary using the address and facsimile number listed above no earlier than January 15, 2016 and no later than February 15, 2016. If the notice is not provided by January 20, 2016, the persons named as proxies for the 2016 Annual Meeting will be allowed to exercise discretionary authority to vote upon such additional proposal without describing in the proxy statement for the 2016 Annual Meeting how they intend to vote on it.

The notice to the Board Secretary must meet the requirements set forth in the Company’s Code of Regulations which are summarized below.

The notice must include:

•

the name and address of the record shareholder as they appear on the Company’s books and the name and address of any beneficial owner of the shares on whose behalf the record shareholder is acting, and, if different, the current name and address of the shareholder and any beneficial owner;

•

the class and number of shares of the Company held of record by the shareholder or beneficially owned as of the date of the notice, and a representation that the shareholder will notify the Company in writing within five (5) business days after the record date for such meeting of the class and number of shares of the Company held of record or beneficially owned on such record date;

•

any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the matter proposed;

•	such shareholder’s and any beneficial owner’s written consent to the public disclosure of information provided to the Company in the notice;

•	a representation that the shareholder intends to appear at the meeting to bring such nomination or other business before the meeting; and

•	such other information as may reasonably be required by the Board of Directors and described in this proxy statement .

The notice must also include:

a)

any agreements, arrangements or understandings entered into by the shareholder or beneficial owner and their affiliates with respect to equity securities of the Company, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements,

2016 SHAREHOLDER PROPOSALS

specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the Company, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings;

b)	to the extent not covered in clause (a) above, any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner); and

c)	a representation that the shareholder will notify the Company in writing within five (5) business days after the record date for such meeting of the information set forth in clauses (a) and (b) above as of the record date.

If the notice relates to the nomination of directors, it must include for each nominee:

•

all information relating to such nominee that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any material relationships, between or among the nominating shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting with them, and each proposed nominee, and his or her respective affiliates and associates, or others acting with them, including all information that would be required to be disclosed under Item 404 of Regulation S-K if the nominating shareholder and any beneficial owner, or any affiliate or associate or any person acting with them, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of the registrant; and

•

information necessary to make a determination of the eligibility of the nominee to serve as an independent director of the Company as defined by Rule 5605(a)(2) of the National Association of Securities Dealers listing standards and to meet the requirements of membership for each of the Committees of the Company’s Board of Directors (which are contained in the charters of the Committees and are accessible on the Company’s website at www.53.com) and such information that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee.

If the notice relates to any business other than nomination of directors, it must contain:

•

a description in reasonable detail of the business to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the proposing shareholder and any beneficial owner in such business;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend the Company’s Code of Regulations or Articles of Incorporation, the language of the proposed amendment); and

•

a description of all agreements, arrangements and understandings between the proposing shareholder, any beneficial owner, and any other person or persons (including their names) acting in connection with them in bringing the proposal of such business.

OTHER BUSINESS

Discretion of Proxies

The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the Proxy will vote thereon according to their best judgment and interest of the Company. No other shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement.

Householding

Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all shareholders having that address. The notice or proxy card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your notice or proxy statement in a separate envelope, please call us toll-free at 1-877-478-5041 in the U.S., or inform us in writing at: Fifth Third Bancorp, c/o D.F. King & Co., Inc., 48 Wall Street – 22nd Floor, New York, NY 10005, or by email at FITB@dfking.com. We will respond promptly to such requests.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

Copies

A copy of the Company’s Annual Report on Form 10-K for the most recent fiscal year, as filed with the Securities and Exchange Commission, not including exhibits, will be mailed without charge to shareholders upon written request. Requests should be addressed to Investor Relations, 38 Fountain Square Plaza, MD 1090QC, Cincinnati, OH 45263 or by emailing ir@53.com. You can also view information and request documents from the Investor Relations page of Fifth Third’s website at www.53.com. The Form 10-K includes certain listed exhibits, which will be provided upon payment of a fee covering the Company’s reasonable expenses.

By Order of the Board of Directors

Mary E. Tuuk

Board Secretary

ANNEX A

REGULATIONS FOR CONDUCT AT THE APRIL 14, 2015 ANNUAL MEETING

OF SHAREHOLDERS OF FIFTH THIRD BANCORP

We welcome you to the 2015 Annual Meeting of Shareholders of Fifth Third Bancorp. In order to provide a fair and informative Meeting, we ask you to honor the following regulations for the Meeting. The business of the Meeting will be taken up as set forth in the Agenda attached to these Regulations. Annual Meetings are business meetings, and they can be effective only if conducted in an orderly, business-like manner. Strict rules of parliamentary procedure will not be followed. The Chairman of the Meeting will control the meeting and make any required procedural rulings. Please follow the instructions of the Chairman. Thank you for your cooperation.

1. ELECTION OF DIRECTORS. Every shareholder having the right to vote shall be entitled to vote in person or by proxy. Each shareholder of record shall be entitled to one vote for each share of common stock registered in his or her name on the books of the Company. All uncontested elections where cumulative voting is not in effect shall be determined by a majority voting standard whereby a director will only be elected if he or she receives more votes “for” election than votes “against” election. All other elections shall be determined by a plurality vote.

The Company has adopted provisions of its Corporate Governance Guidelines stating that, as long as cumulative voting is not in effect, in an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for director who receives a greater number of votes “against” his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by the Committee members including, without limitation, the director’s length of service, the director’s particular qualifications and contributions to Fifth Third, the reasons underlying the majority against vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board believes to be relevant.

2. VOTING. Every shareholder having the right to vote shall be entitled to vote in person or by proxy at the Meeting. If you have already voted by proxy, there is no need to vote by ballot, unless you wish to change your vote. The polls shall be opened immediately after completion of the nominations, and shall remain open until closed by the Chairman. After the closing of the polls, no further voting shall be permitted and no further proxies, ballots or evidence shall be accepted by the Inspectors of Election. Except as otherwise stated in the proxy materials for this Meeting or as required by Ohio law, each matter brought before this Meeting for a vote shall require the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s common stock at this Meeting and entitled to vote on such matter.

3. ITEMS OF BUSINESS; SHAREHOLDER PROPOSALS – THREE MINUTE LIMIT. The items of business listed on the accompanying Agenda are expected to be properly introduced at the Meeting and taken up in the order set forth in the Agenda. A shareholder of record entitled to vote at this Meeting may make a proposal or director nomination only if such shareholder timely submitted the proposal or nomination in advance of the Meeting in compliance with the requirements contained in the Company’s Code of Regulations. To be timely, a shareholder notice must be delivered or mailed to the Company’s Secretary at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual

A-1

meeting of shareholders. For this Meeting, a shareholder proposal or nomination had to be received by the Company between January 15 and February 14, 2015. Any shareholder who complied with the advance notice requirements will be allotted three minutes in which to present the proposal or nomination and to make any desired remarks in support thereof. No shareholder proposals or nominations were properly submitted for this Meeting.

4. QUESTIONS/STATEMENTS BY SHAREHOLDERS – ONE MINUTE LIMIT. To speak at the Meeting you must be either a shareholder of record as of February 23, 2015 or a person named in a proxy given by such a shareholder. No other persons will be permitted to speak at the Meeting. There will be one period for questions and statements by shareholders as set forth on the Agenda attached to these Regulations.

In order that we may give as many shareholders as possible the opportunity to speak, remarks and questions will be limited to one minute per shareholder. You must restrict yourself to one comment or question at a time so that others may have an opportunity to be heard. Each shareholder may have only one turn to speak until all shareholders who wish to speak have had the opportunity to do so- additional turns may be allowed as time permits.

If you wish to speak, please raise your hand and wait until you are recognized. Please do not address the Meeting until recognized by the Chairman. When you are recognized, please state your name, place of residence, and whether you are a Fifth Third shareholder or a holder of a shareholder proxy, and, in the latter case, identify the shareholder on whose behalf you are speaking. All questions should be directed to the Chairman, who may call on other persons to respond or further direct questions when appropriate.

If you have a matter of individual concern which is not an appropriate subject for general discussion, please defer discussion until after the Meeting at which time officers of the Company will be available. The Chairman will stop discussions which are repetitive, derogatory, over the time limit, irrelevant to the business of the Company or the items on the Agenda for the Meeting, related to pending or threatened litigation, regulatory proceedings or similar actions or otherwise inappropriate. Derogatory references to personalities, comments that are in bad taste, the airing of personal grievances, the injection of irrelevant controversy, personal attacks, refusal to follow these Regulations or interference with any speaker will not be permitted and will be a basis for silencing or removal from the Meeting.

5. MISCELLANEOUS. No recording devices, photographic equipment or bullhorns will be permitted into the Meeting. No written materials may be distributed by any person at or in physical proximity to the Meeting. The Chairman of the Meeting shall have the power to silence or have removed any person in order to ensure the orderly conduct of the Meeting.

6. ADMINISTRATION AND INTERPRETATION. The Chairman of the Meeting has sole authority to preside over the Meeting and make any and all determinations with respect to the conduct of the Meeting, including, without limitation, the administration and interpretation of these regulations and procedures. The Chairman also has sole authority to create such additional regulations and procedures and to waive full or partial compliance with any regulation or procedure as the reasonably determines. Any action taken by the Chairman at the Meeting will be final, conclusive and binding on all persons. The Secretary of the Company shall act as secretary of the Meeting.

THANK YOU FOR YOUR COOPERATION AND ENJOY THE MEETING.

A-2

Annual Meeting of Shareholders

APRIL 14, 2015

AGENDA

Call to Order

Introductions

Approval of 2014 Minutes

Nomination and Election of Directors

Ratification of Auditors

Approval of executive compensation

Determination of frequency of votes on executive compensation

Presentation of 2014 Results

Question and Answer Session

Announcement of Voting Results on all matters presented

Adjournment

38 Fountain Square Plaza

Cincinnati, Ohio 45263

(800) 972-3030

VOTE BY INTERNET	WWW.CESVOTE.COM

Use the Internet to submit your proxy until 11:00 a.m., Eastern time, on the morning of the Annual Meeting, April 14, 2015. Have your proxy card in hand when you access the website listed above and follow the instructions provided.

VOTE BY TELEPHONE	1-888-693-8683

Use any touch-tone telephone to submit your proxy until 11:00 a.m., Eastern time, on the morning of the Annual Meeting, April 14, 2015. Have your proxy card in hand when you call and follow the instructions provided.

VOTE BY MAIL

Please mark, sign, date and promptly mail your proxy card using the postage-paid envelope provided or return your proxy card to: Fifth Third Bancorp, c/o Corporate Election Services, PO Box 3230, Pittsburgh PA 15230 to ensure that your vote is received prior to the Annual Meeting on April 14, 2015.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Sign and return your proxy
touch-tone telephone:	submit your proxy:	in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of meeting, proxy statement and proxy card are available at www.ViewMaterial.com/fitb

è

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,
ê	MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.	ê

FIFTH THIRD BANCORP	ANNUAL MEETING PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints James P. Hackett, Kevin T. Kabat and Marsha C. Williams, and each of them, with full power of substitution and power to act alone, as proxies to vote all shares of stock of FIFTH THIRD BANCORP which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of the Shareholders of Fifth Third Bancorp, to be held April 14, 2015 at the Hyatt Regency Cincinnati, Regency Ballroom, 151 West 5th Street, Cincinnati, Ohio, and at any adjournments or postponements thereof.

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting. This PROXY when executed will be voted in the manner directed herein by the undersigned SHAREHOLDER(S). If no direction is made, this PROXY will be voted FOR Items 1, 2, and 3, and 1 Year on Item 4.

, 2015
Shareholder Sign Here	Date

, 2015
Shareholder (Joint Owner) Sign Here	Date

Please sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee, guardian or custodian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Annual Meeting of Shareholders of

FIFTH THIRD BANCORP

Hyatt Regency Cincinnati, Regency Ballroom

151 West 5th Street, Cincinnati, Ohio, at 11:30 a.m., E.D.S.T., April 14, 2015.

Upon arrival, please present this

admission ticket and photo identification

at the registration desk.

Please tear off this Admission Ticket. If you plan to attend the Annual Meeting of shareholders, you will need this ticket to gain entrance to the meeting. This ticket is valid to admit the shareholder to the Annual Meeting.

The Annual Meeting of shareholders will be held at the following address:

Hyatt Regency Cincinnati, Regency Ballroom, 151 West 5th Street, Cincinnati, Ohio,

at 11:30 a.m., E.D.S.T., April 14, 2015. You must present this ticket to gain admission to the meeting. You should send in your proxy or vote electronically even if you plan to attend the meeting.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,
ê	MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.	ê

The Board of Directors recommends a vote “FOR” the election of Directors, “FOR” Items 2, and 3, and “1 YEAR” on Item 4.

1.	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2016:

Nominees:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

(01) Nicholas K. Akins	☐	☐	☐	(07) Gary R. Heminger	☐	☐	☐

(02) B. Evan Bayh III	☐	☐	☐	(08) Jewell D. Hoover	☐	☐	☐

(03) Katherine B. Blackburn	☐	☐	☐	(09) Kevin T. Kabat	☐	☐	☐

(04) Ulysses L. Bridgeman, Jr.	☐	☐	☐	(10) Michael B. McCallister	☐	☐	☐

(05) Emerson L. Brumback	☐	☐	☐	(11) Hendrik G. Meijer	☐	☐	☐

(06) James P. Hackett	☐	☐	☐	(12) Marsha C. Williams	☐	☐	☐

2.	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent external audit firm for the Company for the year 2015.

☐  FOR                     ☐  AGAINST                     ☐  ABSTAIN

3.	An advisory approval of the Company’s executive compensation.

☐  FOR                     ☐  AGAINST                     ☐  ABSTAIN

4.	An advisory vote to determine whether the shareholder vote on the compensation of the Company’s executives will occur every 1, 2, or 3 years.

☐  1 YEAR               ☐  2 YEARS                    ☐  3 YEARS                    ☐   ABSTAIN

(Continued, and please sign on reverse side.)